EXHIBIT 2.5

MASTER TRANSACTION AGREEMENT

by and among

BASIC HEALTH CARE NETWORKS OF TEXAS, L.P.

and

303 MEDICAL CLINIC, P.A.

BRUCE E. WARDLE’, D.O., P.A.

IBERIA MEDICAL CLINIC, P.A.

KINGSLEY MEDICAL CLINIC, P.A.

LAKE JUNE MEDICAL CENTER, P.A.

NORTHSIDE MEDICAL CLINIC, P.A.

O’CONNOR MEDICAL CENTER, P.A.

RED BIRD URGENT CARE CLINIC, P.A.

and

BRUCE WARDLAY, as “Physician”

INDEX

ARTICLE 1  DEFINITIONS

ARTICLE 2  CLOSING

Section 2.1  Pre-Closing Actions
Section 2.2  Closing
Section 2.3  Payment of Consideration; Indemnity Obligations
Section 2.4  Noncompetition and Confidentiality Covenants

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE PHYSICIAN PARTIES

Section 3.1  Representations and Warranties of the Physician Parties
Section 3.2  Representations and Warranties of the Physician

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1  Representations and Warranties of the Company

ARTICLE 5  PRE-CLOSING COVENANTS OF CLINICS AND THE PHYSICIAN

Section 5.1  Conduct of Business
Section 5.2  Access to Information and Records Before Closing
Section 5.3  No Solicitation
Section 5.4  Certain Notifications
Section 5.5  Updating the Disclosure Schedule
Section 5.6  Master Lease Agreement

ARTICLE 6  ADDITIONAL AGREEMENTS

Section 6.1  Company Registration Statement; Other Action
Section 6.2  Compliance with Conditions Precedent; Further Assurances
Section 6.3  Certain Notifications
Section 6.4  Amendment to Schedules
Section 6.5  Each Party to Obtain Own Tax Advice
Section 6.6  Investment Representations and Covenants of Physician
Section 6.7  No Corporate Practice
Section 6.8  Current Public Information
Section 6.9  Reasonable Efforts; Further Assurances; Cooperation
Section 6.10  No Public Announcement
Section 6.11  Confidentiality
Section 6.12  Transfer of Employees and Accounts
Section 6.13  Advertising Program
Section 6.14  Agreement to Provide Information

Section 6.15  Maintenance of Patient Records
Section 6.16 Employee Information

ARTICLE 7  CONDITIONS

Section 7.1  Conditions Precedent to the Obligations of All Parties
Section 7.2  Conditions Precedent to the Obligations of the Company
Section 7.3  Conditions Precedent to the Obligations of the Physician Parties

ARTICLE 8  CLOSING

Section 8.1  Closing
Section 8.2  Deliveries to the Company at the Closing
Section 8.3  Deliveries to the Physician Parties at the Closing

ARTICLE 9  TERMINATION

Section 9.1  Termination by Mutual Agreement
Section 9.2  Termination by the Company
Section 9.3  Termination by the Physician Parties
Section 9.4  Termination Date

ARTICLE 10  INDEMNIFICATION

Section 10.1  Indemnification by the Physician Parties
Section 10.2  Indemnification by the Company
Section 10.3  Notice
Section 10.4  Defense of Third Party Claim
Section 10.5  Payment of Losses
Section 10.6  Liquidated Damages; Limitations

ARTICLE 11  MISCELLANEOUS

Section 11.1  Taxes
Section 11.2  Remedies Not Exclusive
Section 11.3  Expenses
Section 11.4  Parties Bound
Section 11.5  Notices
Section 11.6  Choice of Law
Section 11.7  Entire Agreement; Amendments and Waivers
Section 11.8  Reformation Clause
Section 11.9  Assignment
Section 11.10  Attorneys’ Fees
Section 11.11  Further Assurances
Section 11.12  Announcements and Press Releases
Section 11.13  No Tax Representations

Section 11.14  Multiple Counterparts
Section 11.15  Headings
Section 11.16  Severability
Section 11.17  Negotiation of Agreement
Section 11.18 Good Faith and Fair Dealing

SCHEDULES AND EXHIBITS

Exhibit A	Asset Purchase Agreement (for each individual Clinic)

Exhibit B	Form of Consulting Agreement

Exhibit C	Form of Non-Competition Agreement

Exhibit D	Warrant

Exhibit E	Master Lease Agreement

Exhibit F	Form of Legal Opinion

Exhibit G	Form of Promissory Note

Disclosure Schedule

Schedule 3.1 (u) - Clinic Leases

MASTER TRANSACTION AGREEMENT

THIS MASTER TRANSACTION AGREEMENT (“Master Transaction Agreement”), dated and effective as of December 12, 2005, is by and among BASIC HEALTH CARE NETWORKS OF TEXAS, L.P., a Texas limited partnership (the “Company”) on the one hand and 303 MEDICAL CLINIC, P.A. , a Texas professional association, BRUCE E. WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association (collectively, the “Clinics”) and Bruce E. Wardlay, D.O. (“Physician”).

R E C I T A L S

A.
Physician is a physician licensed to practice medicine in the State of Texas. Physician currently owns and conducts his medical practice through the Clinics, each of which is wholly-owned by the Physician.

B.
Physician desires to sell and transfer, and the Company desires to acquire, the accounts receivable and good will of the Clinics, including but not necessarily limited to the right to business and operational records, the trade names, trademarks and service marks used by the Clinics, and protocols and procedures and other intellectual property, through the consummation of the transactions described in this Master Transaction Agreement.

C.	It is contemplated that each of the Clinics shall sell, transfer and assign such receivables and good will to the Company pursuant to a separate asset purchase agreement.

D.
It is also contemplated that one or more newly formed Texas professional associations owned by Texas licensed physician(s) to be designated by the Company prior to the Closing (each, a new “New PA”), shall hire certain employees of the Clinics and shall continue to conduct the practices of the Clinics following the closing of the transactions under this Agreement.

E.
The parties to this Master Transaction Agreement desire to set forth the terms and conditions upon which the transactions described above shall be accomplished and to agree upon other matters set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
DEFINITIONS

For purposes of this Master Transaction Agreement, the following terms, in addition to other capitalized terms used in this Master Transaction Agreement that are defined elsewhere herein, shall have the meanings set forth herein.

“Accounts Receivable” shall mean the accounts receivable of all of the Clinics as of the Closing Date.

“Affiliate” shall mean any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any officer, director or stockholder of any Physician Party or any corporation, partnership, trust or other entity in which a Physician Party or any such family member has a five percent (5%) or greater interest or is a director, officer, partner or trustee. The term Affiliate shall also include any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the preceding sentence.

“Asset Purchase Agreements” means the Asset Purchase Agreements (each individually, an “Asset Purchase Agreement”) to be executed by and between the Company and each of the Clinics, each substantially in the form set forth in Exhibit A.

“Audited Financial Statements” means, with respect to a Clinic or the Clinics, shall have the meaning set forth in Section 3.1(d) hereof with respect to such Clinic.

“Aggregate Consideration” consists of Total Cash Consideration and the Warrant, and shall have the meaning set forth in Section 2.3(a) hereof.

“Balance Sheet Date,” with respect to a Clinic or the Clinics, shall have the meaning set forth in Section 3.1(d) hereof with respect to such Clinic or Clinics.

“Balance Sheet Date” shall mean September 30, 2005.

“Closing Cash Amount” shall have the meaning set forth in Section 2.3(a)(i) hereof.

“Closing Date” shall have the meaning set forth in Section 2.2 hereof.

“Closing” means the closing of the transactions contemplated by this Master Transaction Agreement and the Asset Purchase Agreements.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consulting Agreements” shall mean the consulting agreements substantially in the form set forth in Exhibit B attached hereto to be entered into between the Company and each of the Key Persons.

“Contract” or “Contracts” shall mean all contracts and commitments outstanding and in effect on the date hereof or at the Closing Date (as applicable), together with all amendments thereto, to which the Clinics are a party.

“Disclosure Schedule” means, with respect to the representations and warranties set forth herein, the disclosure schedule attached hereto setting forth, with reference to the applicable section and subsection of this Master Transaction Agreement, certain information and exceptions to the representations, warranties and covenants of the Physician Parties.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any professional association, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

“Environmental Laws” shall have the meaning set forth in Section 3.1(m) hereof.

“ERISA” shall have the meaning set forth in Section 3.1(l) hereof.

“Exchange Act” shall mean The Securities Exchange Act of 1934, as amended.

“Company Financial Statements” shall have the meaning set forth in Section 4.1(d) hereof.

“Company Common Stock” means the Common Stock, par value $.001 per share, of Basic Care Networks, Inc., a Delaware corporation.

“Company Indemnified Persons” shall have the meaning set forth in Section 10.1(a) hereof.

“Financial Statements” shall mean, collectively, the Audited Financial Statements and the Interim Financial Statements.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any national, state, provincial, local or tribal governmental, judicial or administrative authority or agency.

“Hazardous Wastes” shall have the meaning set forth in Section 3.1(m) hereof.

“Indemnity Loss” shall have the meaning set forth in Section 10.1(a) hereof.

“Initial Public Offering” shall mean the firm commitment underwritten initial public offering of the parent company of the Company, contemplated by the Registration Statement.

“Key Persons” shall mean the Physician, Dr. Eric Trager and Dr. Ken Myers.

“Knowledge” with respect to any individual in this Agreement shall means facts or circumstances that such party actually knows or would know upon reasonable investigation, and with respect to any entity, such knowledge of the officers and directors of such entity.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Master Lease Agreement” shall mean the master lease agreement entered into between the Company and BEW Financing, L.P., effective as of the date of the Closing, under which the Company shall lease the premises formerly used in the Practice by the Clinics (and to be used by the New PA), and certain equipment, fixtures and furniture, from BEW Financing, L.P., in the form attached hereto as Exhibit E.

“Material Adverse Effect” means (i) with respect to the Company, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of the Company, or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent the Company from performing its obligations under this Agreement and (ii) with respect to the Physician Parties, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets (including Assets), liabilities business, operations, results of operations or prospects of Physician Parties or the Practice or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent any of the Physician Parties from performing their obligations under this Agreement.

“NASD” means the National Association of Securities Dealers, Inc.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“New PA” means a newly formed Texas professional association owned by a Texas-licensed physician to be designated by the Company prior to the Closing.

“Non-Competition Agreements” shall mean the non-competition agreements substantially in the form attached hereto as Exhibit C, to be entered into between the Company and each of the Key Persons.

“Order” shall mean any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

“Physician Indemnified Persons” shall have the meaning set forth in Section 10.2 hereof.

“Physician Parties” means the Physician and each of the Clinics.

“Practice” means, with respect to a Clinic or the Clinics in the aggregate (depending on the context in which used) the acute care, medical and all other related health-care practices conducted from time to time by the Clinics prior to Closing.

“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

“Real Property Leases” shall mean, collectively, the real property leases referenced in Schedule 3.1(u) hereof.

“Receivable” shall mean, collectively, all accounts and notes receivable, checks, negotiable instruments and chattel papers, including the Accounts Receivable listed on each Schedule 1.1(a) of the Asset Purchase Agreements.

“Registration Statement” shall have the meaning set forth in Section 6.1(a) hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities” means the Warrant to be issued to the Physician pursuant to this Master Transaction Agreement.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax Authority.

“Tax Authority” means Governmental Authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign).

“Tax Return” shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.

“Termination Date” shall have the meaning set forth in Section 9.4 hereof.

“Trading Day” shall mean any day on which the NASDAQ stock market or any successor entity is open for trading, or if NASDAQ and its successors cease to conduct a securities trading business, any day on which any national securities exchange is open for trading.

“Transaction” shall mean, collectively, the transactions contemplated by this Agreement.

“Transaction Documents” means this Master Transaction Agreement, the Consulting Agreement, the Note, the Asset Purchase Agreements, the Master Lease Agreement, and each other document and instrument executed and delivered at this Closing.

“Warrant” shall have the meaning set forth in Section 2.3(a)(iii) hereof.

“Work Hardening Centers” shall mean each of Fort Worth Rehabilitation, Inc. d/b/a North Texas Rehab Center, 520 W. Seminary Drive, Fort Worth, Texas 76115, and Rehabilitation Physician’s Network, Inc., a Texas corporation d/b/a North Texas Rehab Center, 5101 Ross Avenue, Dallas, Texas 75206.

“Work Hardening Purchase Agreements” shall mean the agreements described in Section 2.1(b).

ARTICLE 2
CLOSING

2.1 Pre-Closing Actions. Prior to the Closing, the following actions shall occur in the order set forth in this Section 2.1:

(a) the Physician and each of the Clinics shall have terminated any existing employment and other agreements, oral, written or otherwise, between the Physician and each of the Clinics;

(b) the Physician shall have entered into asset purchase agreements with each of the Work Hardening Centers (the “Work Hardening Purchase Agreements”), in a form which shall be acceptable to the Company, for the purchase of assets from the Work Hardening Centers, and all conditions precedent for closing under such agreements shall have been fulfilled;

(c) the Physician shall have executed an agreement with the Company to assign all of Physician’s rights under the Work Hardening Purchase Agreements to the Company, effective at the Closing; and

(d) each of the Clinics, Physician, and the Company shall have executed and delivered this Master Transaction Agreement, and each of the Transaction Documents.

2.2 Closing. The Closing shall take place on or before (a) April 2, 2006, provided that the conditions in Article 7 are satisfied, or (b) on a date mutually agreed by the parties. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.” At the Closing, each of the Clinics and the Company shall execute and deliver an executed Asset Purchase Agreement in the form attached as Exhibit A hereto with respect to each such Clinic, including each of the closing deliverables set forth in such Asset Purchase Agreement.

2.3 Payment of Consideration; Indemnity Obligations. At the Closing, after the occurrence of the events described in Sections 2.1 and 2.2, and the satisfaction of each condition set forth in article 7, the Company shall deliver the following consideration to the Physician in the amounts and on the dates set forth below:

   (a) Purchase Price. Subject to the terms of this Agreement, as full consideration for the sale, assignment, transfer and delivery of the Assets of the Clinics and the mutual execution and delivery of the Transaction Documents the Company shall execute and deliver to Physician at the Closing the aggregate consideration (“Aggregate Consideration”) payable in the following manner:

(i)	A wire transfer of immediately available U.S. funds in a amount equal to FIFTEEN MILLION SIX HUNDRED SEVENTY NINE THOUSAND ONE HUNDRED EIGHTY FOUR ($15,679,184) (the “Closing Cash Amount”);

(ii)	A promissory note issued to the Physician in the amount of $500,000, in the form attached as Exhibit G hereto; and

(iii)
A warrant substantially in the form set forth in Exhibit D (“Warrant”) for the purchase of the number of shares of the Company Common Stock and at the exercise price determined in accordance with the formulas set forth therein, with an aggregate exercise price of $1,500,000.

2.4 Noncompetition and Confidentiality Covenants. In connection with the consummation of the transactions contemplated by this Master Transaction Agreement, and by executing and delivering certain of the other Transaction Documents, the Key Persons will be entering into certain non-competition and confidentiality covenants. The Key Persons recognize that such covenants are an essential part of the transactions contemplated by this Master Transaction Agreement and certain other Transaction Documents and that, but for the contemplated agreement of the Physician Parties to comply with such covenants, the Company would not have entered into this Master Transaction Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PHYSICIAN PARTIES

3.1 Representations and Warranties of the Physician Parties. The Physician Parties jointly and severally represent and warrant to the Company that:

   (a) Organization, Valid Authorization and Good Standing. Each of the Clinics is a Texas professional association duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Clinics has the power and authority to own all of its properties and assets and to conduct the Practice prior to the Closing Date. Each of the Clinics has the power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents to which each of the Clinics will be a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by each of the Clinics, and no other corporate or other proceedings on the part of each of the Clinics are necessary to authorize the execution and delivery of such Transaction Documents and the transactions contemplated thereby. This Master Transaction Agreement has been duly and validly executed and delivered by each of the Clinics and constitutes the valid and binding agreement of each of the Clinics enforceable against it in accordance with its terms. Each Transaction Document executed and delivered by each of the Clinics will upon such execution and delivery constitute the valid and binding agreement of such party enforceable against it in accordance with its terms, except as enforcement in general may be limited by any applicable bankruptcy, insolvency, reorganization or other laws affecting creditor’s rights generally or by the application of equitable remedies. Except for the Clinics and except as set forth in the Disclosure Schedule, Physician does not own any shares of capital stock or other securities of, or control, directly or indirectly, any other Entity which provides medical services.

   (b) Compliance. Except as set forth on the Disclosure Schedule, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by each of the Clinics will not (i) violate any provision of their respective organizational documents, (ii) violate any material provisions of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which the Clinics are a party, (iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other material encumbrance upon any property of any of the Clinics or (iv) violate or conflict with any order, award, judgment or decree or other material restriction or any law, ordinance or regulation to which each of the Clinics or its properties are or will be subject.

   (c) Approvals. To the best of Physician Parties knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the Transaction Documents by the Clinics or the consummation by such Clinics of the transactions contemplated thereby.

   (d) Financial Statements. Each of the Clinics has furnished to the Company such Clinics’ financial statements for the years ended December 31, 2002, 2003 and 2004 (collectively, the “Audited Financial Statements”), for the six months ended June 30, 2005, and for the three months ended September 30, 2005 (“Interim Financial Statements”), all of which have been audited by an accounting firm of the Company’s choice, consisting of a balance sheet, the related statements of income and changes in stockholders’ equity. To the best of the Physician Parties knowledge and except as disclosed on the Disclosure Schedule, the Audited Financial Statements of each respective Clinic (i) has been prepared in accordance with GAAP, (ii) is true, complete and correct in all material respects as of the respective dates and for the respective periods above stated and (iii) fairly presents the financial position of each of the Clinics at such dates and the results of its operations for the periods ended on such dates. Except as set forth in the Disclosure Schedule, each Audited Financial Statement of each respective Clinic reflects all of the liabilities and obligations of such Clinic.

    (e) Undisclosed Liabilities. To the best knowledge of the Physician Parties there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of the Clinics giving rise to any liability, except as set forth on the Financial Statements of such Clinics, or on the Disclosure Schedule.

    (f) Absence of Changes or Events. Except as set forth on the Disclosure Schedule, since the Balance Sheet Date, each Clinic has conducted its Practice only in the ordinary course of business, and none of the Clinics have:

    (i)  incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, whether individually or in the aggregate, that has had or would have a material adverse effect on the Assets;

    (ii)  pledged or subjected to any material lien, charge, security interest or any other encumbrance or restriction on any of the Assets;

(iii)  sold, transferred, leased to others or otherwise disposed of any of the Assets, except in the ordinary course of the business of such Clinic(s);

(iv)  suffered any damage, destruction or loss that, individually or in the aggregate, has had or might have a material adverse effect on such Clinic or its Practice;

    (v)  instituted, settled or agreed to settle any litigation, action, proceeding or arbitration;

    (vi)  failed to replenish its inventory or supplies in a normal and customary manner or made any material purchase commitment other than in the ordinary course of business of such Clinic;

    (vii)  failed to pay any accounts or note payable or any other obligations on a timely basis consistent with the practice of such Clinic;

(viii)  except as contemplated in this Master Transaction Agreement and the related Transaction Documents, entered into any material transaction, contract or commitment other than in the ordinary course of the business of such Clinic; or

(ix)  suffered any event or events, whether individually or in the aggregate, that has had or could be reasonably expected to have a material adverse effect on the financial condition, results of operations, properties, assets, liabilities, business or operations of the Clinic or its Practice.

(g) Proceedings and Orders. To the best knowledge of the Physician Parties, there is no Proceeding pending or threatened against or affecting the Physician Parties, any of the Physician Parties’ properties, assets (including the Assets), operations or businesses (including the Practice), or the Physician Parties’ respective rights relating thereto. To the best knowledge of the Physician Parties, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. To the best of the Physician’s party knowledge, no insurance company has asserted in writing that any such Proceeding is not covered by the applicable policy related thereto. No Physician Party, its officers, directors, agents or employees, nor any of the Physician Parties’ properties, assets (including the Assets), operations or businesses (including the Practice), nor the Physician Parties’ rights relating to any of the foregoing, is subject to any Order or any proposed Order, except to the extent that any such proposed Order, if issued or otherwise put into effect, individually or in the aggregate, will not have a Material Adverse Effect on the Physician Parties. To the best knowledge of the Physician Parties, no claim is pending or has been threatened, and no condition exists, which is likely to interfere with the Company’s right to possess, use and license and/or sublease the premises, equipment, fixtures and furnishings under the Master Lease Agreement.

 (h) Compliance with Laws. To the best of the Physician Parties’ knowledge, each of the Clinics has all permits, licenses, orders, and approvals of all Governmental Authorities material to the conduct of its Practice. To the best of the Physician Parties’ knowledge, all such permits, licenses, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is pending or threatened. The Physician Parties have not received any written notice of violation that any of the Clinics in its conduct of the Practice has not complied in any material respects with any rule or regulation of any Governmental Authority having authority over each of the Clinics, including without limitation, agencies concerned with occupational safety, environmental protection, employment practices, and Medicare and Medicaid requirements applicable to the billing procedures of each Clinic (except denials of claims in the ordinary course of business).

   (i) Insurance. To the best knowledge of the Physician Parties, all insurance policies maintained by each of the Clinics or the Physician in connection with the operation of the respective Practices are in full force and effect, and all premiums due on such policies have been paid. To the best knowledge of the Physician Parties the insureds under each such policy have complied in all material respects with the provisions of all such policies.

    (j) Tax Matters. None of the Physician Parties have been placed on notice of any audit, examination or any similar investigation by any Governmental Authority.

(k) Contracts. None of the Clinics are a party to any Contract that may not be terminated by either party to such contract on thirty days notice.

Each of the Clinics has made available to the Company complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements. To the best of the Physician Parties’ knowledge all such agreements, contracts and commitments are in full force and effect and, all parties thereto have performed all material obligations required to be performed by them to date, are not in default in any material respect thereunder, and have not violated any representation or warranty contained therein. To the best of the Physician Parties’ knowledge, no claim or default by any party has been made or is now pending under any such agreement, contract or commitment, and, to the best of the Physician Parties’ knowledge, no event has occurred and is continuing that with notice or the passing of time or both would constitute a default thereunder or would excuse performance by any party thereto.

   (l) Employee Benefit Plans. Except as set forth on the Disclosure Schedule, neither each of the Clinics nor any other entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code or 4001(b) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with each of the Clinics (“Commonly Controlled Entity”) maintains or contributes to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is a defined contribution plan described in Section 3(34) of ERISA or Section 414(i) of the Code, or that is a defined benefit plan described in Section 3(35) of ERISA or Section 414(j) of the Code, and that gives, or will give, rise to any liability of each of the Clinics for (i) any premium payments due under Section 4007 of ERISA with respect to any such defined benefit plan, or (ii) any unpaid minimum funding contributions that would result in the imposition of a lien on any assets of each of the Clinics pursuant to Section 412(c)(11) of the Code or Section 302(c)(11) of ERISA. Neither the Clinics nor any Commonly Controlled Entity sponsors or sponsored, or maintains or maintained, any defined benefit plan (described in the immediately preceding sentence) that has been, or will be, terminated in a manner that would result in any liability of each of the Clinics to the Pension Benefit Guaranty Corporation or that would result in the imposition of a lien on any assets of each of the Clinics pursuant to Section 4068 of ERISA.

At no time during the five (5) consecutive year period immediately preceding the first day of the year in which the Closing Date occurs has any of the Clinics or any Commonly Controlled Entity participated in or contributed to any multiemployer plan defined in Section 4001(a)(3) of ERISA, or Section 414(f) of the Code, nor to the best of the Physician Parties’ knowledge during such period has any Clinic or any Commonly Controlled Entity had an obligation to participate in or contribute to any such multiemployer plan. Except as set forth on the Disclosure Schedule, each of the Clinics is not obligated under any agreement or other arrangement pursuant to which compensation or benefits will become payable as a result of the consummation of the transactions contemplated in this Master Transaction Agreement. To the best of the Physician Parties’ knowledge neither each of the Clinics nor any of its respective directors, officers, employees or agents, has, with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), that is or has been established by or contributed to, or with respect to which costs or liabilities are accrued by each of the Clinics engaged in any conduct that would result in any material taxes or penalties on prohibited transactions under Section 4975 of the Code or under Section 502(i) or (1) of ERISA or in breach of fiduciary duty liability under Section 409 of ERISA which, in the aggregate, could be material to the business, financial condition or results of operation of each of the Clinics, taken as a whole, and to the best of the Physician Parties’ knowledge no actions, investigations, suits or claims with respect to the fiduciaries, administrators or assets of any such employee benefit plan (other than routine claims for benefits) is pending or threatened, which, in the aggregate, could reasonably be expected to give rise to material liability of each of the Clinics, or which could be material to the business, financial condition or results of operations of each of the Clinics, taken as a whole. No Clinic maintains a welfare benefit plan (as defined in Section 3(1) of ERISA) provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of each of the Clinics other than “continuation coverage” required under the Comprehensive Omnibus Budget Reconciliation Act of 1985. To the best of the Physician Parties’ knowledge any and all plans, policies, programs or arrangements of each of the Clinics or any Commonly Controlled Entity which are subject to Section 4980B of the Code have been and are in compliance with the requirements of Section 4980B of the Code and Part 6 of Title I of ERISA. Each of the Clinics will remain fully liable with respect to all plans, programs, policies or other arrangements, including but not limited to any pension, profit-sharing, thrift or other retirement plan; deferred compensation; or any other pension benefit plan of any kind; stock ownership, stock purchase, performance share, bonus or other incentive plan; severance plan; disability, medical, dental, vision or other health plan; life insurance or death benefit plan; vacation, sick leave, holiday or other paid leave plan; cafeteria plan, medical flexible spending account reimbursement plan; dependent care plan; or any other welfare benefit plan of any kind; or any other benefit plan, policy, program or arrangement whether or not any such plan, policy, program or other arrangement is, or is intended to be, qualified under Section 401(a) of the Code, and whether or not any such plan, policy, program or arrangement is subject to the provisions of ERISA prior to the Closing, and the Company will not be required to assume by law or under any form of any such plans, policies, programs or arrangements any of the liabilities for or under such plans, policies, programs or arrangements.

(m) Environmental Protection. To the best of the Physician Parties’ knowledge each of the Clinics has obtained all permits, licenses and other authorizations that are required for the conduct of its Practice under any federal, state and local laws and the regulations promulgated thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of hazardous substances, materials or wastes (collectively, “Hazardous Wastes”), into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Wastes (collectively, “Environmental Laws”). To the best of the Physician Parties’ knowledge each of the Clinics and the Practice is in material compliance with all terms and conditions of such required permits, licenses and authorizations, and is also in compliance with all applicable Environmental Laws. To the best of the Physician Parties’ knowledge there are no pending or, to the best of Physician Parties’ knowledge, threatened, investigations, actions or proceedings of whatsoever nature involving any of the Clinics or the Practice arising under any Environmental Law.

(n) Employees. The Disclosure Schedule sets forth a complete list of the names and positions held of all employees of the Clinics, and the current annual rate of compensation, including bonus compensation, paid to each such employee.

(o) Brokers. To the best of the Physician Parties’ knowledge all negotiations relating to the Transaction Documents and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Physician Parties as a group in such manner as to give rise to any valid claim for any broker’s or finder’s fee or similar compensation.

(p)	Employees and Consultants.

(i) Employees and Contracts. No employee of any Clinic has been granted the right to continued employment by such Clinic or to any material compensation following termination of employment with such Clinic. Physician Parties have no knowledge that any officer, director, employee or consultant of a Clinic (collectively, the “Contractors”) intends to terminate his or her employment or other engagement with a Clinic, nor does any Physician Party have a present intention to terminate the employment or engagement of any Contractor.

(ii) Disputes. There are no claims, disputes or controversies pending or, to the knowledge of the Physician Parties, threatened involving any employee or group of employees. No Clinic has suffered or sustained any work stoppage and no such work stoppage is threatened.

(iii) Compliance with Legal Requirements. To the best of the Physician Parties’ knowledge each Clinic has complied with all Legal Requirements related to the employment of its employees, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers’ compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes. To the best of the Physician Parties’ knowledge no Clinic has any liability under any Legal Requirements related to employment and attributable to an event occurring or a state of facts existing prior to the date thereof.

(v) WARN Act. To the best of the Physician Parties’ knowledge each Clinic is in full compliance with the Worker Readjustment and Notification Act (the “WARN Act”) (29 USC Sec.2101), including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any “plant closing” or “mass layoff” to “affected employees,” “representatives” and any state dislocated worker unit and local government officials.

(vi) Unions. No Clinic has any collective bargaining agreements with any of its employees. To the best of the Physician Parties’ knowledge there is no labor union organizing or election activity pending or threatened with respect to any Clinic.

(q) Transactions with Affiliates. Except as set forth in the Financial Statements and the Disclosure Statement, no Affiliate (a) owns, directly or indirectly, any debt, equity or other interest in any Entity with which a Physician Party is affiliated, has a business relationship or competes other than Affiliates that own less than five percent (5%) of the issued and outstanding capital stock of a publicly-traded competitor of a Physician Party; (b) is indebted to any Physician Party, nor is any Physician Party indebted (or committed to make loans or extend or guarantee credit) to any Affiliate other than with respect to any of such Physician Party’s obligations to pay accrued salaries, reimbursable expenses or other standard employee benefits; (c) has any direct or indirect interest in any asset (including the Assets), property or other right used in the conduct of or otherwise related to the Practice; (d) has any claim or right against any Physician Party, and to the best of the Physician Parties’ knowledge no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Affiliate against a Physician Party; (e) is a party to any Physician Party Contract or has had any direct or indirect interest in, any Physician Party Contract, transaction or business dealing of any nature involving any Physician Party; or (f) received from or furnished to a Physician Party any goods or services (with or without consideration) since December 31, 2004.

(r) Accounts Receivable. An accurate and complete list of all Accounts Receivable existing as of September 30, 2005, will be provided to the Purchaser prior to the Closing Date. To the best of the Physician Parties’ knowledge each of the Accounts Receivable is (i) a valid and legally binding obligation of the account debtor enforceable in accordance with its terms, free and clear of all Encumbrances, and not subject to setoffs, adverse claims, counterclaims, assessments, defaults, prepayments, defenses, and conditions precedent; (ii) a true and correct statement of the account for merchandise actually sold and delivered to, or for services actually performed for and accepted by, such account debtor; and (iii)  and Physician Parties will use reasonable efforts to collect the Accounts Receivable within sixty (60) days of billing, subject to trade discounts provided in the ordinary course of business and any allowance for doubtful accounts contained in the Interim Financial Statement.

(s) Supplies. To the best of the Physician Parties’ knowledge all of the Supplies, as defined in Section 1.1(c) of each of the Asset Purchase Agreements, of each respective Clinic are (a) of good and merchantable quality, fit for the purpose for which they are intended, and useable in the ordinary course of business. To the best of the Physician Parties’ knowledge all of the items in the inventory of each Clinic meet such Clinic’s current standards and specifications. All Supplies and items in inventory are being sold hereunder “as is.”

(t) Title, Sufficiency of Assets. Each Clinic is the exclusive legal and equitable owner of, and has the unrestricted power and right to sell, assign and deliver the Assets of such Clinic. The Assets are free and clear of all Encumbrances.

(u) Real Property Leases. The Clinics do not currently own any real property. Schedule 3.1(u) sets forth an accurate, correct and complete list of all locations leased by each (including the street address of each leased real property and the name of the lessor, and the monthly rent and/or other rental terms for each such location) of the Clinics. To the best of the Physician Parties’ knowledge, each Clinic has been in lawful possession of the premises covered by each real property lease since the commencement of the original term of such lease. Each Clinic or the Physician has delivered to the Company accurate, correct and complete copies of each real property lease. The Clinics are currently in lawful possession of all property covered by real property leases and the Physician Parties do not know of any default or breach under any such lease which would give rise to the right of any lessor to remove the Clinics from possession of the covered premises.

(v) Intellectual Property.

(i) “Intellectual Property” shall mean any or all rights in and to intellectual property and intangible industrial property rights, including, without limitation, (A) patents, trade secrets, copyrights, trademarks and (B) any rights similar, corresponding or equivalent to any of the foregoing within the United States.

(ii) To the best of the Physician Parties’ knowledge all Intellectual Property rights of Physician Parties (“Intellectual Property Rights”) (A) are valid, subsisting and in full force and effect, (B) have not been abandoned or passed into the public domain and (C) are free and clear of any Encumbrances, except for non-exclusive licenses granted to end-user customers in the ordinary course of business.

(iii)  To the best of the Physician Parties’ knowledge the Intellectual Property Rights constitute all of the Intellectual Property Rights used in the conduct of the Practice as it is currently conducted, and as it is currently planned or contemplated to be conducted by Physician Parties prior to the Closing. To the best of the Physician Parties’ knowledge each item of Intellectual Property either (A) is exclusively owned by Physician Parties and was written and created solely by employees of Physician Parties acting within the scope of their employment or by third parties, all of which employees and third parties have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Physician Parties, and no third party owns or has any rights to any such Intellectual Property, or (B) is duly and validly licensed to Physician Parties for use in the manner currently used by Physician Parties in the conduct of the Practice and, as it is currently planned or contemplated to be used by Physician Parties in the conduct of the Practice prior to the Closing.

(iv) To the best knowledge of the Physician Parties, there is no fact or circumstance that (A) would render any Intellectual Property invalid or unenforceable, (B) would adversely affect any pending application for any registered Intellectual Property Right of the Physician Parties, or (C) would adversely affect or impede the ability of Physician Parties to use any Intellectual Property in the conduct of the Practice as it is currently conducted or as it is currently planned or contemplated to be conducted by Physician Parties prior to Closing. The Physician Parties have no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any registered Intellectual Property Right.

(v) To the best of the Physician Parties’ knowledge, all necessary registration, maintenance and renewal fees in connection with each item of registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Intellectual Property Rights. To the best of the Physician Parties’ knowledge, there are no actions with respect to Intellectual Property that must be taken by Physician Parties within one hundred twenty (120) days following the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any registered Intellectual Property Rights.

(vi) To the best of the Physician Parties’ knowledge, Physician Parties have taken all necessary action to maintain and protect (A) Physician Parties’ Intellectual Property, and (B) the secrecy, confidentiality, value and Physician Parties’ rights in the confidential information and trade secrets of Physician Parties and those provided by any person to Physician Parties. Physician Parties have no knowledge of any violation or unauthorized disclosure of any trade secret or confidential information related to the Practice, the Assets, or obligations of confidentiality with respect to such.

(vii) To the best of the Physician Parties’ knowledge, neither this Agreement nor the transactions contemplated hereunder will result in (A) the Company granting to any third party any right to, or with respect to, any Intellectual Property Right owned by, or licensed to, the Company; (B) the Company being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Practice; or (C) the Company being obligated to pay any royalties or other amounts to any third party.

(w) Disclosure. No representation, warranty or statement made by the Physician Parties in this Master Transaction Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to the Company in accordance with this Master Transaction Agreement or the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

3.2 Representations and Warranties of the Physician. Physician represents and warrants to the Company that:

   (a) Valid Authorization. Physician has full power, capacity and authority to enter into the Transaction Documents to which he is a party and to carry out his obligations thereunder. This Master Transaction Agreement has been duly and validly executed and delivered by Physician and constitutes the valid and binding agreement of Physician enforceable against him in accordance with its terms. Each Transaction Document executed and delivered at the Closing by the Physician will upon such execution and delivery constitute the valid and binding agreement of the Physician enforceable against the Physician in accordance with its terms, except as enforcement in general may be limited by any applicable bankruptcy, insolvency, reorganization or other laws affecting creditor’s rights generally or by the application of equitable remedies or defenses legal or equitable.

(b) Compliance. To the best of the Physician’s knowledge, except as set forth on the Disclosure Schedule, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by Physician will not (i) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under any mortgage, lien, lease, contract, license, instrument or any other agreement to which the Physician is a party, (ii) result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any property of the Physician or (iii) violate or conflict with any order, award, judgment or decree or other material restriction or any law, ordinance or regulation to which the Physician or the property of the Physician is subject.

(c) Approvals. To the best of the Physician’s knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the Transaction Documents by the Physician or the consummation by the Physician of the transactions contemplated thereby.

(d) Litigation. To the best of the Physician’s knowledge, except as disclosed on the Disclosure Schedule, there are no claims, actions, suits or proceedings (arbitration or otherwise) pending or, to the Physician’s knowledge, threatened against the Physician at law, or in equity, in any court or before or by any Governmental Authority arising out of or otherwise relating to the Physician’s practice of medicine, and to Physician’s knowledge, there are no, and within the last five (5) years have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. To the best of the Physician’s knowledge the Physician is not in default in respect of any judgment, order, writ, injunction or decree of any court or other Governmental Authority known to the Physician. Except as set forth on the Disclosure Schedule, there have been no disciplinary, revocation or suspension proceedings or similar types of claims, actions or proceedings, hearings or investigations against any of the Physician or each of the Clinics within the last five (5) years.

(e) Permits. To the best of the Physician’s knowledge, the Physician has all permits, licenses, orders and approvals of all Governmental Authorities necessary to perform the services performed by the Physician in connection with the conduct of the Practice. To the best of the Physician’s knowledge all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. The Physician has not been disciplined, sanctioned or excluded from the Medicare program and has not been subject to any plan of correction imposed by any professional review body within the last five (5) years.

(f) Brokers. To the best of the Physician’s knowledge all negotiations relating to the Transaction Documents and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Physician in such manner as to give rise to any valid claim for any broker’s or finder’s fee or similar compensation.

(g) Disclosure. No representation, warranty or statement made by the Physician in this Master Transaction Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to the Company in accordance with this Master Transaction Agreement or the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

(h) Disclaimer. Physician disclaims any representations, opinions, forecasts, predictions, agreements or promises with respect to the value of the Clinics and their business and with respect to the past and future profitability of the Clinics. Further, the Company acknowledges and agrees that any representations concerning the past performance, the current value, or the future profitability of the businesses being purchased hereunder made by the Company to any person or party in connection with its Initial Public Offering are representations made solely by the Company, and shall not be deemed under any circumstances to be representations of the Physician Parties.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1 Representations and Warranties of the Company. The Company represents and warrants to Physician that:

    (a) Organization, Valid Authorization and Good Standing. The Company is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas. The Company has the power and authority to own all of its properties and assets and to conduct its business. The Company has the power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate or other proceedings on the part of the Company are necessary to authorize the Company’s execution and delivery of the Transaction Documents and the transactions contemplated thereby. This Master Transaction Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company, in accordance with its terms. Each Transaction Document executed and delivered at the Closing by the Company will upon such execution and delivery constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

   (b) Compliance. To the Company’s knowledge, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company will not (i) violate any provision of its charter or bylaws, (ii) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreements to which the Company is a party, (iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any property of the Company or (iv) violate or conflict with any order, award, judgment or decree or other material restriction or any law, ordinance or regulation to which the Company or the property of the Company is subject.

   (c) Approvals. To the Company’s knowledge no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby, except for (i) any filings and approvals required under the rules and regulations of the Securities and Exchange Commission, and (ii) filings and approvals required by the “Blue Sky” laws of the various states.

   (d) Financial Statements. The Company has furnished to the Physician Parties the Company’s audited financial statements for the year ended December 31, 2004, and unaudited financial statements for the six-month period ending June 30, 2005, consisting of a balance sheet, and the related statement of income and changes in stockholders’ equity (the “Company Financial Statements”). To the Company’s knowledge and except as disclosed on the Disclosure Schedule, the Company Financial Statements (i) have been prepared in accordance with GAAP, (ii) are true, complete and correct in all material respects as of their date and for the period above stated and (iii) fairly present the financial position of the Company at such date and the results of its operations for the period ended on such date. Except as set forth on the Disclosure Schedule, the Company Financial Statements reflect all of the liabilities and obligations of the Company.

   (e) Litigation. Except as disclosed on the Disclosure Schedule, there are no claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the Company’s knowledge, threatened against the Company at law or in equity in any court or before or by any Governmental Authority, and, to the Company’s knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. the Company is not in default in respect of any judgment, order, writ, injunction or decree of any court or other Governmental Authority.

   (f) Brokers. To the Company’s knowledge all negotiations relating to the Transaction Documents and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Company in such manner as to give rise to any valid claim for any broker’s or finder’s fee or similar compensation.

   (g) Disclosure. No representation, warranty or statement made by the Company in this Master Transaction Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to the Physician Parties in accordance with this Master Transaction Agreement or the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

(h) Initial Public Offering. The Company represents that it will pursue its Initial Public Offering in good faith and in a lawful manner. The Company represents and promises that it will not represent to prospective purchasers that the involvement of the Physician Parties, through the sale of the Clinics and through the involvement of the Physician Parties pursuant to the Consulting Agreement, guarantees any particular level of profitability or return on investment. The Company further represents that it will properly, effectively and lawfully comply with any and all registration requirements of any Governmental Authority necessary to pursue the Initial Public Offering, including but not limited to the United States Securities and Exchange Commission and the Texas State Securities Board. The Company represents that it will make full disclosure of all risks associated with an investment in the Initial Public Offering and that it will not represent to prospective investors that the participation of the Physician Parties will or can be expected to reduce any of such risks. The provision of information by the Physician Parties for inclusion in the Form S-1 will not be deemed waivers of or defenses to any claim arising out of the breach of this representation.

The Company further represents that it will retain the services of licensed and competent attorneys, certified public accountants or tax advisors, as necessary, to determine that the Initial Public Offering and Form S-1 are proper and lawful. The Company represents that it will use such services to review all statements, information, memoranda, books and records, account information, leases, bank statements, tax returns, contracts, agreements, corporate documents, licenses, matters, disclosures, representations, warranties and statements of the Physician Parties to determine whether any and all representations made in the Form S-1 are correct, legal and not misleading, whether through commission or omission. In particular, and without limitation, such experts retained by the Company shall determine, from the organization of the new PA, from the materials provided by the Physician Parties and from the Company’s own investigation that the Transaction Documents do not violate any law, rule, or regulation relating to the corporate practice of medicine.

(i) No Representations as to Profitability. Subject to the Clinics obligations to permit access to information as set forth in Section 5.2, the Company acknowledges that as of the Closing it shall have exhaustively investigated the business of each of the Clinics. The Company further acknowledges that it has had access to all books and records of each of the Clinics and all related matters necessary to formation of its intention to consummate the transactions contemplated under this Master Transaction Agreement. The Company agrees and represents that it is relying solely upon its own research and investigation in making a decision to enter into this Master Transaction Agreement and that it is not relying on any representations, warranties, statements or intimations by any Physician Parties or any of their affiliates concerning the value of the property to be acquired or concerning any future profitability. The Company agrees and acknowledges that any past profitability may not be indicative of future performance of the businesses in that, without limitation, Physician and his affiliates will no longer be operating the businesses and in that economic, legislative, regulatory and insurance conditions may change, thereby negatively impacting the future value and profitability of the businesses. The Company acknowledges that there are other factors too numerous to mention which may also affect future value and profitability.

(j)  Permits. The Company acknowledges and agrees that the Physician Parties are not transferring or assigning any permits issued to the Physician Parties whether for the operation of the Practice, or otherwise. The Company further acknowledges and agrees that it shall be the sole responsibility of the Company to obtain whatever permits the Company deems necessary or desirable to conduct the business it intends to conduct subsequent to Closing.

ARTICLE 5
PRE-CLOSING COVENANTS OF CLINICS AND THE PHYSICIAN

5.1 Conduct of Business. From the date hereto to the Closing, except with the prior written consent of the Company, or except as otherwise provided for in this Master Transaction Agreement, each of the Clinics will, and the Physician will use his best efforts to cause each of the Clinics to:

   (a)  carry on its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore and use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, contractors, institutional health care providers, health care professionals and others having business dealings with it to the end that its goodwill and going business shall be unimpaired on the Closing Date;

   (b)  keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

   (c)  perform all of its obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business;

   (d)  maintain its books of account and records in the usual, regular and ordinary manner;

   (e)  comply with all statutes, laws, ordinances, rules and regulations applicable to it and to the conduct of its business;

(f)  pay all account payables and collect all account receivables of the Practice only in the ordinary course of business consistent with prudent past practice, not accelerate collection of accounts receivable or defer payment of accounts payable in anticipation of the Closing and not purchase drugs or supplies on terms and conditions not in the ordinary course, consistent with past practice;

(g)  promptly advise the Company in writing of any material adverse change in its financial condition, results of operations, properties, assets, liabilities, business operations or prospects or in the Practice;

   (h)  not enter into, assume or amend in any material respect, any agreement, contract or commitment of the character referred to in Section 3.1(k);

   (i)  not merge or consolidate with or purchase substantially all of the assets of, or otherwise acquire, any corporation, partnership, association or other business;

   (j)  not sell, transfer or convey all or substantially all of the assets of any of the Clinics;

   (k)  not take, or permit to be taken, any action which is represented and warranted in Section 3.1(f) not to have been taken since the Balance Sheet Date;

(l)  not increase salaries or other compensation of employees of each of the Clinics, except in the ordinary course of business consistent with past practice;

   (m)  not issue any shares or other equity interests or effect any stock split or other reclassification or declare or pay any dividends or similar types of distributions with respect to any Clinic;

   (n)  not create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness for borrowed money other than in the ordinary course of business under agreements, that to the Physician Parties’ best knowledge, exist on the date hereof;

   (o)  not enter into any agreement or understanding that would interfere or conflict with its obligations set forth in subsections (a) though (g) above in a material respect, or cause it to engage in any of the actions described in subsections (h) through (o).

5.2 Access to Information and Records Before Closing. The Company may, at its expense, prior to the Closing Date, make, or cause to be made, such investigation of the Practice, and of the assets, liabilities, operations and properties of each of the Clinics and of its financial and legal condition as the Company deems necessary or advisable to familiarize itself with such matters. Each of the Clinics shall permit the Company and its representatives (including legal counsel and independent accountants) upon reasonable notice to have full access to the properties and relevant books and records of each of the Clinics and of the Practice, at reasonable business hours, and will cause its employees to furnish the Company with such financial and operating data and other information and copies of documents with respect to the services, operations and properties of each of the Clinics and the Practice as the Company may from time to time request.

5.3 No Solicitation. Until the earlier of (a) the Closing or (b) the termination of this Master Transaction Agreement pursuant to its terms, no Physician Party shall, and each Physician Party shall cause its representatives not to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing information regarding the Practice or the Assets) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal concerning the sale of the Practice or the Assets (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (a “Competing Transaction”); or (ii) hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a proposed Competing Transaction or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing. If at any time prior to the earlier of (x) the Closing or (y) the termination of this Master Transaction Agreement pursuant to its terms, Physician is approached in any manner by a third party concerning a Competing Transaction (a “Competing Party”), Physician shall promptly inform Buyer regarding such contact and furnish Buyer with a copy of any inquiry or proposal, or, if not in writing, a description thereof, including the name of such Competing Party, and the Physician shall keep the Company informed of the status and details of any future notices, requests, correspondence or communications related thereto.

5.4 Certain Notifications. From the date of this Master Transaction Agreement until the Closing, Physician shall promptly notify the Company in writing regarding any:

(a)  Action taken by any Physician Party not in the ordinary course of business and any circumstance or event that could reasonably be expected to have a Material Adverse Effect on the Practice;

(b)  Fact, circumstance, event, or action by any Physician Party (i) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (ii) the existence, occurrence, or taking of which would result in any of the representations and warranties of the Physician Parties contained in this Agreement or in any Transaction Agreement not being true and correct when made or at Closing;

(c)  Breach of any covenant or obligation of any Physician Party hereunder; and

(d)  Circumstance or event which will result in, or could reasonably be expected to result in, the failure of any Physician Party to timely satisfy any of the closing conditions specified in Article 7 of this Agreement.

5.5 Updating the Disclosure Schedule. If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.4 would require a change to the Disclosure Schedule if the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Physician shall promptly deliver to the Company an update to the Disclosure Schedule specifying such change and shall use its best efforts to remedy same, as applicable.

5.6 Master Lease Agreement. The Physician shall use his best efforts to cause BEW Financing, LP to enter into the Master Lease Agreement with the Company prior to the Closing, which shall become effective as of the date of Closing.

ARTICLE 6
ADDITIONAL AGREEMENTS

6.1 Company Registration Statement; Other Action.

(a) The Physician Parties shall use reasonable efforts to cooperate with the Company in the Company’s preparation of its registration statement on Form S-1 (or other appropriate Form) to be filed by the Company with the SEC under the Securities Act in connection with the Company’s Initial Public Offering (including the prospectus constituting a part thereof, the “Registration Statement”); provided, however, that after the Closing the Company shall reimburse the Physician Parties for reasonable expenses it has incurred in complying with such requests, including photocopy charges. The date on which the SEC declares the Registration Statement effective, and each date on which an amendment or supplement thereto is declared effective, is referred to as an “Effective Date.”

(b) The Physician Parties agree to use their reasonable efforts to promptly furnish, upon request of the Company, factual information specifically regarding the Clinics and the Practice that may be required by the rules of (or at the request of) the United States Securities and Exchange Commission (the “SEC”), and such other matters as may be reasonably requested by the Company in response to any request by the SEC, in connection with the preparation of the Registration Statement and each amendment or supplement thereto, or any other statement, filing, notice or application made by or on behalf of each such party to the SEC, which may include Clinics’ material agreements, corporate documents, schedules and exhibits (the “Clinic Information”).

(c)  The Physician Parties represent and warrant that to their best knowledge, the Clinic Information, when furnished by the Physician Parties, shall be true and correct in all material respects; provided however, that the foregoing representation and warranty shall be strictly limited to the Clinic Information (and not facts regarding the Company, the Affiliates of the Company, the Registration Statement as a whole or any part thereof), and shall be limited to the extent that the furnished Clinic Information relates to facts concerning the Clinics and the Practice. In addition, the parties hereto acknowledge and agree that the Physician Parties shall not be liable or responsible for any failure to provide, or delay in providing, Clinic Information so long as the Physician Parties use good faith reasonable efforts to respond to any proper request made hereunder.

6.2 Compliance with Conditions Precedent; Further Assurances.

(a)  Each party hereto shall use such party’s good faith efforts to cause the conditions precedent to the Closing set forth in Article 7 hereof to be fulfilled and, subject to the terms and conditions herein provided, to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Master Transaction Agreement and the other Transaction Documents. Each party hereto covenants and agrees that it will cooperate with each of the other parties hereto and use its reasonable efforts to (i) procure upon reasonable terms and conditions all consents and approvals necessary to the transactions contemplated by this Agreement (ii) complete or obtain all necessary filings, registrations, certificates, and authorizations necessary or advisable for the transactions contemplated by this Agreement, (iii) satisfy all requirements prescribed by law for, and all conditions, to, the consummation of the transactions contemplated by this Agreement, and to (iv) effect the transactions contemplated by this Agreement. In case at any time after Closing any further actions are necessary to carry out the purposes of this Master Transaction Agreement or the other Transaction Documents, and the necessity of such documents was not reasonably foreseeable at the time of the Closing, each party shall take all such necessary actions.

6.3 Certain Notifications. At all times from the date hereof until the Closing, each party shall promptly notify the others in writing of the occurrence of any event which will or may reasonably result in the failure to satisfy any of the conditions specified in Article 7.

6.4 Amendment to Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until Closing to supplement or amend promptly the Schedules with respect to any matter that would have been or would be required to be set forth or described in the Schedules in order to not materially breach any representation, warranty or covenant of such party contained herein; provided that no amendment or supplement to a Schedule that constitutes or reflects, individually or in the aggregate, a material adverse change to the Practice or the Assets may be made unless the Company consents to such amendment or supplement, and no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the Company may be made unless the Physician and each of the Clinics consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 7.1, 7.2 and 7.3 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 6.4. In the event that the Physician or each of the Clinics seeks to amend or supplement a Schedule pursuant to this Section 6.4 and the Company does not consent to such amendment or supplement, or the Company seeks to amend or supplement a Schedule pursuant to this Section 6.4 and Physician and each of the Clinics do not consent, this Agreement shall be deemed terminated by mutual consent.

6.5 Each Party to Obtain Own Tax Advice. Each party hereto represents and warrants that it has relied, and covenants and agrees that in connection with the transactions contemplated by this Master Transaction Agreement, it will rely, solely on its own advisors to determine the tax consequences of the transactions contemplated hereunder, and that no representation or warranty has been made by any party as to the tax consequences of such transactions.

6.6 Investment Representations and Covenants of Physician.

   (a)  The Physician understands that the Company Common Stock issuable upon exercise of the Warrant will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Securities is exempt from registration pursuant to Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Company on such exemptions is predicated in part on the Physician’s representations, warranties, covenants and acknowledgments set forth in this Section 6.6.

(b)  Physician represents and warrants that he is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

(c)  The Physician represents and warrants that the Securities to be acquired by such Physician upon consummation of the transactions described in Article 2 of this Master Transaction Agreement will be acquired by the Physician for his own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, except as contemplated in Article 11 hereof, and that the Physician will not distribute any of the Securities in violation of the Securities Act.

   (d)  The Physician represents and warrants the Physician’s principal residence is located in the State of Texas.

   (e)  The Physician (i) understands that the Securities to be issued pursuant to this Agreement are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances, (ii) is aware that any routine sales of Securities made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, and (iii) is aware that Rule 144 is not currently available for use by such Physician for resale of any of the Securities to be acquired by Physician upon consummation of the transactions described in Article 2 of this Master Transaction Agreement.

   (f)  The Physician represents and warrants to the Company that he has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of an investment in any of the Securities to be acquired by the Physician upon consummation of the transactions described in Article 2 of this Master Transaction Agreement.

   (g)  The Physician confirms that the Company has made available to the Physician the opportunity to ask questions of and receive answers from it concerning the terms and conditions of his investment in the Securities, and has received, to his satisfaction, such additional information, in addition to that set forth herein, about the Company’s operations and the terms and conditions of the offering as Physician has requested.

   (h)  In order to ensure compliance with the provisions of Section 6.6(c) hereof, the Physician agrees that after the Closing the Physician will not sell or otherwise transfer or dispose of Securities or any interest therein (unless registered under the Securities Act) without first complying with either of the following conditions::

    (i)  The Company shall have received a written legal opinion from legal counsel, which opinion and counsel shall be satisfactory to the Company in the exercise of its reasonable judgment, indicating that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

    (ii)  The Company shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

The legal opinions referenced in (i) and (ii) above shall be obtained at the Company’s sole expense.

The Physician also agrees that the certificates or instruments representing the Securities (or stock issuable upon the exercise thereof) to be issued to the Physician pursuant to this Master Transaction Agreement may contain a restrictive legend noting the restrictions on transfer described in this Article and required by federal and applicable state securities laws.

6.7 No Corporate Practice. Neither the Company nor any Physician Party has knowledge that the actions, transactions or relationships arising from, and contemplated by the Transaction Documents violate any law, rule or regulation relating to the corporate practice of medicine. Each Party accordingly agrees that such Party will not, in an attempt to void or nullify any Transaction Document or any relationship involving the Company or any Physician Party, sue, claim, aver, allege or assert that any such Transaction Document or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine; provided, however, such any Party is entitled to make any such claim, assessment, allegation or assertion if such Party reasonably believes, on advice from counsel, that failure to terminate such Transaction Document or such relationship will subject such Party to material liability or will materially adversely affect the Physician’s right to practice medicine.

6.8 Current Public Information. At all times following the registration of any of the Company’s securities under the Securities Act or Exchange Act pursuant to which the Company becomes subject to the reporting requirements of the Exchange Act, the Company shall use reasonable efforts to comply with the requirements of Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC) regarding the availability of current public information to the extent required to enable any holder of shares of the Company Common Stock to sell such shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation).

6.9 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Master Transaction Agreement, the parties hereto shall each use their reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the covenants hereunder and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement. Nothing in this Agreement shall imply or be interpreted to hold the Physician or the Physician Parties responsible for the formation, liabilities or operations of the New PA.

6.10 No Public Announcement. The Parties acknowledge that no announcement regarding any aspect of this Agreement or the transactions herein shall be made to the financial community, Governmental Entities, employees, customers, suppliers or the general public without the express prior written consent of the other party; provided that nothing herein shall prevent any party from complying with applicable law.

6.11 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its affiliates and representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process (including without limitation, in connection with obtaining the necessary approvals of this Master Transaction Agreement and the transactions contemplated hereby of any Governmental Entity) or by other requirements of law or any national securities exchange or NASDAQ or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party to this Master Transaction Agreement furnished to it or its representatives by such party or such party’s representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereunder are not consummated, upon the request of any party, each party hereto will, and will cause its affiliates and representatives to, promptly (and in no event later than ten (10) days after such request) redeliver or cause to be redelivered all copies of any documents or information furnished by the requesting party or the requesting party’s representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party or the party’s representatives.

6.12  Transfer of Employees and Accounts. The parties shall use reasonable efforts, and to take such actions, or cause such actions to be taken or do, or cause to be done, all things necessary, proper or advisable to permit the New PA to evaluate and hire at its discretion, the personnel (including both medical and non-medical staff) who were employed by the Clinics prior to the Closing.

6.13 Advertising Program. Following the Closing, with the advice and consultation with the Physician, the Company shall establish a public relations and advertising program with a budget of $150,000 per month, with the aim of generating additional revenue; provided however that such budget shall be subject to adjustment from time to time as appropriate depending upon business conditions at the discretion of the Company.

6.14 Agreement to Provide Information. Physician agrees, either directly or through his accountant, to provide information concerning the Assets reasonably requested by the Company, as necessary for the Company to prepare and file all of its Tax returns.

6.15 Maintenance of Patient Records. The Company agrees to maintain, at its expense, all patient charts in a safe and secure manner that is readily available for review and access by patients and authorized persons as required by HIPPA rules.

6.16 Employee Information. In order to facilitate the selection and hiring of employees of the Clinics by the New P.A. (which shall be at the New P.A.’s discretion), on or prior to the Closing Date, the Physician Parties shall use their reasonable efforts to provide the Company, at the reasonable request of the Company, an accurate list of (i) all employees of the Clinics, including the employees’ names, titles or positions, present rate of compensation, year to date compensation, (including bonuses, commissions and deferred compensation), accrued and unused vacation and other paid leave, years of service, interests in any incentive compensation plan, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise) and (ii) individuals who are currently performing services for a Clinic related to the Practice who are classified as “consultants” or “independent contractors.”

ARTICLE 7
CONDITIONS

7.1 Conditions Precedent to the Obligations of All Parties. The obligations of the parties to complete the Closing shall be subject to the fulfillment, at or prior to the time of the Closing, of each of the following conditions:

   (a)  all permits, approvals, waivers and consents of any Governmental Authority or of any third party necessary or appropriate for consummation of the Closing shall have been obtained;

   (b)  no preliminary or permanent injunction or other order of a court or other Governmental Authority in the United States shall have been issued and be in effect, and no United States federal or state statute, rule or regulation shall have been enacted or promulgated after the date hereof and be in effect, that (i) prohibits the consummation of the Closing or (ii) imposes material limitations after the Closing on the ability of New PA to own and operate a medical practice or the Company to manage the New PA’s medical practice; and

   (c)  there shall not be any action or proceeding commenced by or before any court or other Governmental Authority in the United States that challenges the consummation of the Closing or seeks to impose material limitations on the ability of New PA to own and operate a medical practice or the Company to manage the New PA’s medical practice.

7.2 Conditions Precedent to the Obligations of the Company. The obligations of the Company to complete the Closing shall be subject to the fulfillment, at or prior to the time of the Closing of each of the following conditions:

   (a)  except for such changes as permitted or contemplated by this Master Transaction Agreement, the representations and warranties of the Physician Parties contained in this Master Transaction Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date;

   (b)  the Physician Parties shall have performed, complied with and fulfilled all the covenants, agreements, obligations and conditions required by any of the Transaction Documents to be performed, complied with or fulfilled by them prior to or at the Closing;

   (c)  since the date of this Master Transaction Agreement, there shall not have occurred any event or events, whether individually or in the aggregate, that have had or that reasonably could be reasonably expected to have a material adverse effect on the financial condition, results of operations, properties, assets, liabilities, business operations of each of the Clinics or the Practice;

   (d)  the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. At or prior to Closing, the Company shall have received all state securities and “Blue Sky” permits necessary, in its reasonable discretion, to consummate the transactions contemplated hereby;

   (e)  the Company shall have received all of the instruments, documents and other items described in Section 8.2 hereof;

(f)  the Company shall have received a legal opinion from local counsel in Texas, in a form satisfactory to the Company, stating that the Physician Parties are in full compliance with Texas and federal health care laws, and that neither the consummation of the transactions contemplated under this Agreement nor the performance of the Related Agreements will contravene any Texas law or federal health care law;

(g)  the real property leases between BEW Financing, L.P. and the Clinics, that are being replaced by new real property leases under the Master Lease Agreement, shall have been terminated;

(h) the Company shall have entered into the Master Lease Agreement with BEW Financing, L.P.;

(i) all real property leases to which the Clinics are a party shall have been terminated, except for leases contemplated by the Master Lease Agreement; and

(j)  the Physician shall have assigned all of Physician’s rights, proceeds, assets (other than equipment, furnishings and fixtures), claims and benefits under the Work Hardening Purchase Agreements to the Company, and shall have paid all applicable amounts due and payable to Dr. Brock, Dr. King, Dr. Lorenzo and Myers, Trager, Do Management Consulting, LLC under the Work Hardening Purchase Agreements and the “Agreement to Transition Management Services” attached as Exhibit A thereto;

(k) the Physician Parties (as the term is defined in the Work Hardening Purchase Agreements) at the Work Hardening centers shall have performed and complied with all of the covenants in the Work Hardening Purchase Agreements;

(l) Myers Trager Do Management Consulting, LLC shall have entered into the Agreement to Transition Management Services in the form attached as Exhibit A to each of the Work Hardening Purchase Agreements; and

(m) the Company shall have received all information reasonably requested from the Physician Parties with respect to employees of the Clinics, in connection with its evaluation of employees of the Clinics.

7.3 Conditions Precedent to the Obligations of the Physician Parties. The obligations of the Physician Parties to complete the Closing shall be subject to the fulfillment at or prior to the time of the Closing, of each of the following conditions:

   (a)  except for such changes as permitted or contemplated by this Master Transaction Agreement and, the representations and warranties of the Company contained in this Master Transaction Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date;

   (b)  the Company shall have performed, complied with and fulfilled all of the covenants, agreements, obligations and conditions required by any of the Transaction Documents to be performed, complied with or fulfilled by them prior to or at the Closing;

   (c)  since the date of this Master Transaction Agreement, there shall not have occurred any event or events, whether individually or in the aggregate, that have had or that reasonably could be expected to have a material adverse effect on the financial condition, results of operations, properties, assets, liabilities, business, operations or prospects of the Company;

(d) the Company shall have assumed all of the Physician’s obligations under the Work Hardening Purchase Agreements, and shall remit a total of $650,000 out of the cash portion of the Closing Proceeds directly to the sellers thereunder in accordance with the terms of the Work Hardening Purchase Agreements; and

   (e)  the Physician Parties shall have received from the Company all of the instruments, documents and other items described in Section 8.3 hereof.

ARTICLE 8
CLOSING

8.1 Closing.

   (a)  The Closing shall take place at the offices of Richardson & Patel, LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California on the Closing Date.

   (b)  At the Closing, the parties shall complete the transactions provided for in Sections 2.2, 2.3, and 2.4 in the sequence specified in Article 2 hereof.

8.2 Deliveries to the Company at the Closing. At the Closing, and simultaneously with the deliveries to the Physician Parties specified in Section 8.3 hereof, and in addition to any other deliveries required to be made to the Company pursuant to any other Transaction Document at the Closing, the Physician Parties shall deliver or cause to be delivered to the Company the following:

(a)  the Asset Purchase Agreements, including the Bill of Sale, duly executed by each Clinic with respect to such Clinic;

(b)  a Consulting Agreement duly executed by each of the Key Persons or entities owned by them;

(c)  a Non-Competition Agreement duly executed by each of the Key Persons;

(d)  written evidence reasonably satisfactory to the Company documenting the termination of existing real property leases to which the Clinics are a party; and

(e) such other closing documents, certificates and instruments as are contemplated by the other Transaction Documents or as shall have been reasonably requested by the Company and as are customarily delivered in connection with transactions of the type contemplated herein.

8.3 Deliveries to the Physician Parties at the Closing. At the Closing, and simultaneously with the deliveries to the Company specified in Section 8.2, and in addition to any other deliveries required to be made to a Physician Party pursuant to any other Transaction Document at the Closing, the Company shall deliver or cause to be delivered to the Physician Parties the following:

(a)  the Asset Purchase Agreements, delivered by each of the Clinics, each duly executed by the Company;

(b)  such other closing documents, certificates and instruments as are contemplated by the other Transaction Documents or as shall have been reasonably requested by the Physician Parties and as are customarily delivered in connection with transactions of the type contemplated herein; and

   (c)  the consideration required to be delivered by the Company at the Closing pursuant to the Transaction Documents.

ARTICLE 9
TERMINATION

9.1 Termination by Mutual Agreement. This Master Transaction Agreement may be terminated by the mutual agreement in writing of the parties hereto at any time prior to the Closing.

9.2 Termination by the Company. If at any time prior to or at the Closing (a) any of the Physician Parties shall have failed to perform in any material respect any of its respective covenants or obligations, at the time required to be performed, set forth in this Master Transaction Agreement or the other Transaction Documents and such failure has not been or cannot be cured to the reasonable satisfaction of the Company within a reasonable time; (b) any representation or warranty of any of the Physician Parties contained herein or in any of the other Transaction Documents is false or misleading in any material respect; (c) any of the Physician Parties shall fail to make any deliveries specified in Section 8.2; or (d) any of the conditions set forth in Sections 7.1 or 7.2 shall not have been satisfied in any respect (and such failure cannot be cured to the reasonable satisfaction of the Company prior to Closing) or waived in writing by the Company, all obligations of the Company under this Master Transaction Agreement may be terminated by the Company.

9.3 Termination by the Physician Parties. If at any time prior to or at the Closing (a) the Company shall have failed to perform in any material respect any of its respective covenants or obligations, at the time required to be performed, set forth in this Master Transaction Agreement or the other Transaction Documents and such failure has not been or cannot be cured to the reasonable satisfaction of the Physician Parties within a reasonable time; (b) any representation or warranty of the Company contained herein or in any of the other Transaction Documents is false or misleading in any material respect; (c) the Company shall fail to make any deliveries specified in Section 8.3; or (d) any of the conditions set forth in Sections 7.1 or 7.3 shall not have been satisfied in any respect (and such failure cannot be cured to the reasonable satisfaction of the Physician Parties prior to Closing) or waived in writing by the Physician Parties, all obligations of the Physician Parties under this Master Transaction Agreement (other than their obligations under Sections 6.10 and 6.11) may be terminated by the Physician Parties.

9.4 Termination Date. Unless terminated by mutual agreement of the parties prior to Closing, this Master Transaction Agreement shall terminate upon the first to occur of the following events: (a) December 31, 2005, if at such date no registration statement shall have been filed with the SEC with respect to the initial public offering of the Company, (b) a date mutually agreed in writing by the Company and the Key Persons on which this Agreement shall terminate, (c) thirty (30) days after delivery of notice by a non-breaching party to the other party or parties of a material breach by such party or parties, provided that such material breach has not been cured (“Termination Date”). If Closing fails to occur as a result of the breach of this Master Transaction Agreement by the Company on the one hand, or any of the Physician Parties, on the other, this Master Transaction Agreement may be extended for a reasonable time to facilitate Closing at the election of the non-breaching party. In the event of termination of this Master Transaction Agreement pursuant to the provisions of this Section, a party that is not in material breach of this Master Transaction Agreement shall stand fully released and discharged with respect to any and all obligations under this agreement. In the event that the Conditions Precedent to Closing are not satisfied because of the breach of any representation, warranty or covenant of any party hereto, each party shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available hereunder or at law or in equity.

ARTICLE 10
INDEMNIFICATION

10.1 Indemnification by the Physician Parties.

   (a) Except as provided in Section 10.1(b) and subject to the limitations set forth in Section 10.6, each of the Physician Parties, jointly and severally, hereby agrees to indemnify, defend and hold the Company, and its respective officers, directors, employees and shareholders (collectively, the “Company Indemnified Persons”) harmless from and against all demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, liens, settlements, penalties, and forfeitures, and reasonable costs and expenses incident thereto (including reasonable attorneys’ fees) (collectively, the “Indemnity Losses” and individually, an “Indemnity Loss”), asserted against or suffered or incurred, directly or indirectly, by any of the Company Indemnified Persons and resulting from:

    (i) any material misrepresentation in or material breach of the representations or warranties of any of the Physician Parties or the failure of any of the Physician Parties to perform any of their respective covenants or obligations contained in this Master Transaction Agreement or the Asset Purchase Agreements;

    (ii) except with respect to any liabilities relating to or arising from the provision of professional medical services (or failure to provide professional medical services), the operation of the Practice by each of the Clinics prior to the Closing including, but not limited to, any and all obligations or liabilities of any of the Physician Parties of any kind, description or character, direct or indirect, absolute or contingent, known or unknown; or

(iii) any liability for Taxes arising out of, or by virtue of, or based on any Physician Party.

   (b) Notwithstanding the foregoing provisions of Section 10.1(a), the Physician Parties shall not be obligated to jointly and severally indemnify, defend or hold the Company Indemnified Parties harmless from and against any Indemnity Losses asserted against or suffered or incurred by any of the Company Indemnified Parties and resulting from any material misrepresentation in or material breach of any representation of Physician contained in Section 3.2 hereof or Section 6.6 hereof or from the failure of Physician to perform any of the Physician’s covenants or obligations contained in the Non-Competition Covenant. In each of these cases, the Physician shall severally and not jointly indemnify, defend and hold the Company harmless from and against all Indemnity Losses asserted against or suffered or incurred by any of the Company Indemnified Parties and resulting from any material misrepresentation in or material breach of such representations of the Physician or from the failure of the Physician to perform any of such covenants or obligations.

10.2 Indemnification by the Company. Subject to the limitations set forth in Section 10.6, the Company hereby agrees to indemnify, defend and hold the Physician Parties and their respective officers, directors, employees, partners and shareholders (collectively “Physician Indemnified Persons”) harmless from and against any Indemnity Loss asserted against or suffered or incurred by any of the Physician Indemnified Persons and resulting from:

(a)  any misrepresentation in or breach of the representations and warranties of the Company or the failure of the Company to perform any of their respective covenants or obligations contained in this Master Transaction Agreement or in the Asset Purchase Agreements;

   (b)  the use of the Assets after the Closing and the conduct of its business and the New PA after Closing;

(c)  any liability for Taxes arising out of, or by virtue of, or based on the Company;

   (d)  any Environmental Claim arising out of or based upon the operation of the business of the Company; and

(e) any claim of any investor, purchaser or shareholder of the Company.

10.3 Notice. If any person or entity has reason to believe that he, she or it has suffered or incurred (or has a reasonable belief that he, she or it will suffer or incur) any Indemnity Loss subject to indemnity hereunder, such person or entity shall so notify the indemnifying party promptly in writing describing such loss or expense, the amount thereof, if known, and the method of computation of such Indemnity Loss, all with reasonable particularity. If the nature of the Indemnity Loss set forth in the notice does not involve any third party claim, and if the indemnifying party does not respond to the indemnified party in writing contesting the existence of amount of any Indemnity Loss within thirty (30) days after delivery of such notice, then such indemnifying party shall be obligated to pay, and shall pay in accordance with Section 10.5, the amount of the Indemnity Loss set forth in such notice to the indemnified party. If any action at law, suit in equity, administrative action or arbitration or mediation proceeding is instituted by or against a third party with respect to which any person intends to claim any liability or expense as an Indemnity Loss under this Article 10, such person shall promptly notify the indemnifying party of such action. The failure to give or to timely give any notice required by this Section 10.3 shall not relieve the party from whom indemnity is sought of any of its obligations under this Article 10, except to the extent that such failure results in actual prejudice to the indemnifying party.

10.4 Defense of Third Party Claim.

   (a) With respect to any action at law, suit in equity, administrative action or arbitration or mediation proceeding that is instituted by or against a third party with respect to which any person intends to claim any liability or expense under this Article 10, the indemnifying party shall have fourteen (14) business days after receipt of the notice with respect thereto referred to in the first sentence of Section 10.3 to notify the indemnified party that it elects to conduct and control any action, suit or proceeding with respect to such claim; provided, however, that no such election may be made with respect to any action, suit or proceeding by a taxing authority with respect to any consolidated, combined or unitary return filed by the Company or any of its affiliates. If the indemnifying party does not give such notice, the indemnified person shall have the right to defend, contest, settle or compromise such action, suit or proceeding in the exercise of its exclusive discretion, and the indemnifying party shall, upon request from the indemnified person, promptly pay the indemnified person in accordance with the other terms and conditions of this Article 10 the amount of any Indemnity Loss subject to indemnity hereunder resulting from its liability to the third party claimant. If the indemnifying party gives such notice, it shall have the right to participate in, and, to the extent that it shall desire, to undertake, conduct and control, through counsel of its own choosing (which counsel shall be satisfactory to the indemnified party in the reasonable judgment of the indemnified party and shall not, except with the consent of the indemnified party, be counsel to the indemnified party) and at its sole expense, the conduct and settlement of such action, suit or proceeding, and the indemnified person shall cooperate with the indemnifying party in connection therewith; provided, however, that (i) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge securing the claims indemnified hereunder upon any asset of the indemnified person, (ii) the indemnifying party shall not thereby consent to the imposition of any injunction against the indemnified person without the written consent of the indemnified person, (iii) the indemnifying party shall permit the indemnified person to participate in such conduct or settlement through counsel chosen by the indemnified person, but the fees and expenses of such counsel shall be borne by the indemnified person except as provided below, and (iv) upon a final determination of such action, suit or proceeding, the indemnifying party shall promptly reimburse to the extent required under this Article 10 the indemnified person for the full amount of any Indemnity Loss resulting from such action, suit or proceeding and all reasonable and related expenses incurred by the indemnified person, other than fees and expenses of counsel for the indemnified person incurred after the assumption of the conduct and control of such action, suit or proceeding by the indemnifying party (except as provided below); provided further, however, that such fees and expenses of counsel for the indemnified party shall be borne by the indemnifying party if (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between such party and the indemnifying party in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party, or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after giving notice of its intent to assume such defense. So long as the indemnifying party is contesting any such action in good faith, the indemnified person shall not pay or settle any such action, suit or proceeding. Notwithstanding the foregoing, the indemnified person shall have the right to pay or settle any such action, suit or proceeding, provided that in such event the indemnified person shall waive any right to indemnity therefor from the indemnifying party and no amount in respect thereof shall be claimed as an Indemnity Loss under this Article 10.

   (b) If requested by the indemnifying party, the indemnified person agrees to cooperate with the indemnifying party and its counsel in contesting any claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim, or any cross-complaint against any person asserting the claim, or any cross-complaint against any person and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party will reimburse the indemnified person for any reasonable expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

   (c) The indemnified person agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any claim against the indemnified person or conferences with representatives of or counsel for such persons.

10.5 Payment of Losses. Except as specifically set forth in any other section of this Master Transaction Agreement or the Asset Purchase Agreements with respect to payment of losses, which section shall govern payment of losses with respect to matters set forth therein, the indemnifying party shall pay to the indemnified person in cash the amount of any Indemnity Loss to which the indemnified person may become entitled by reason of the provisions of this Master Transaction Agreement, such payment to be made within sixty (60) business days after any such amount of losses is finally determined either pursuant to mutual agreement of the parties, pursuant to the second sentence of Section 10.3, pursuant to the provisions of Section 10.4(a), pursuant to the provisions of Section 11.4 or Section 11.5, or pursuant to the dispute resolution provisions set forth in Article 12 or pursuant to a final, unappealable binding judgment of a court with jurisdiction. If Physician is the indemnifying party and fails to make payment as contemplated by this Section 10.5, the Company, at its election, shall be entitled to set off such amount payable under the Note held by the Physician; representing an amount equal to or less than the amount of the Indemnity Loss, but in no event shall the Company be entitled to offset amounts in excess of the Indemnity Loss pursuant to this Section 10.5. Such indemnifying party agrees to redeliver to the Company any Note that, as a result of the exercise of set-off rights, is paid in full.

10.6 Damages; Limitations. Notwithstanding anything contained to the contrary in this Master Transaction Agreement, a Party’s right to recover any amounts under the indemnification provisions of this Article 10 shall be determined or limited as provided in this Section 10.6.

   (a) [intentionally deleted]

(b) All representations, warranties and indemnities made by the parties shall survive the Closing and shall thereafter terminate and expire twenty-four (24) months after the Closing Date, except that representations, warranties (Section 3.1(j)) and associated indemnities with respect to tax matters, and representations, warranties and associated indemnities with respect to environmental matters (Section 3.1(m)), shall survive for a period equal to the statute of limitations applicable to any claim arising from or attributable to such matters; provided, however, that notwithstanding the foregoing, the rights and obligations with respect to indemnification as provided in this Article 10 shall continue with respect to any matter for which indemnification has been properly sought pursuant to the terms and conditions of this Master Transaction Agreement prior to the expiration of any such survival period.

   (c) Notwithstanding anything herein to the contrary, the Physician Parties shall not be obligated to indemnify the Company under this Article 10: (i) unless the aggregate of all Indemnity Losses of the Company exceeds Ten Thousand Dollars ($10,000) (the “Seller’s Basket”), in which case the Company shall be entitled to recover all Indemnity Losses, including the amount equal to the Seller’s Basket. Nothing contained in this Section 10.6(c) shall be deemed to limit or impair the Company’s right to seek injunction or other equitable relief for a Physician Party’s breach of any provision set forth in the Non-Competition Covenant.

   (d) Notwithstanding anything herein to the contrary, the Company shall not be obligated to indemnify Physician Parties under this Article 10: (i) unless the aggregate of all Indemnity Losses of the Physician Parties exceeds Ten Thousand Dollars ($10,000) (the “Buyer’s Basket”), in which case the Physician Parties shall be entitled to recover all damages to the Physician Parties, including the amount equal to the Buyer’s Basket.

ARTICLE 11
MISCELLANEOUS

11.1 Taxes. The Physician Parties will pay all transfer taxes, sales and other taxes and charges, if any, which may become payable in connection with the transactions contemplated by the Transaction Documents.

11.2 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Master Transaction Agreement or any other Transaction Document is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Provided, however the right to recover any amount under the indemnification provision of Article 10 shall be determined and limited exclusively as provided in Section 10.6. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

11.3 Expenses. Whether or not the transactions contemplated by this Master Transaction Agreement are consummated, each of the parties hereto shall pay the fees and expenses of its counsel, accountants and other experts incident to the negotiation and preparation of the Transaction Documents and consummation of the transactions contemplated thereby, except that the Company agrees to pay all (i) auditing fees in connection with the preparation of the Audited Financial Statements and Interim Financial Statement, and (ii) Physician Parties’ reasonable attorneys’ fees for finalizing this Master Transaction Agreement and the other Transaction Documents which shall be documented in reasonable detail, provided however that the fees in this subsection (ii) shall be paid only upon consummation of the Closing.

11.4 Parties Bound. Except to the extent otherwise expressly provided herein, this Master Transaction Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any rights, benefits or obligations hereunder.

11.5 Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Master Transaction Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

If to the Company, addressed to:

Robert S. Goldsamt, CEO
Basic Healthcare Networks of Texas, L.P. L.P.
4270 Promenade Way, Suite 226
Marina Del Rey, California 90292
Facsimile: (310) 876-0791

With copies to:

Kevin K. Leung, Esq.
Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Facsimile: (310) 208-1154

If to the Physician Parties, addressed to:

Dr. Bruce Wardlay
17853 Country Road, 105A
Grandview, TX 76050
e-mail: txmedclinic@hotmail.com
Facsimile: (817) 866-3487

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day after dispatch if sent by nationally-recognized, overnight courier and (iii) on the fifth Business Day after dispatch, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in Texas are not required to be open.

11.6 Choice of Law; Arbitration.

(a)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction.

(b)  Any claim, dispute or other controversy involving a monetary value of $100,000 or less (a “Controversy”) relating to this Agreement shall be settled and resolved by binding arbitration in Dallas, Texas, before a single arbitrator under the rules of the American Arbitration Association (“AAA”) in effect at the time a demand for arbitration is made. If there is any conflict between the AAA rules and this arbitration clause, this arbitration clause will govern and determine the rights of the parties. The parties to this Agreement (the “Parties”) shall be entitled to full discovery regarding the Controversy as permitted by applicable codes of civil procedure. The arbitrator’s decision on the Controversy shall be a final and binding determination of the Controversy and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the Parties. The arbitrator shall also award the prevailing Party any reasonable attorneys’ fees and reasonable expenses the prevailing Party incurs in connection with the arbitration, and the non-prevailing Party shall pay the arbitrator’s fees and expenses. The arbitrator shall determine who is the prevailing Party. Each Party also agrees to accept service of process for all arbitration proceedings in accordance with AAA’s rules.

(c)  The obligation to arbitrate shall not be binding upon either party with respect to a controversy involving a monetary amount exceeding $100,000, requests for temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the Parties.

(d)The provisions of this Section shall be construed as independent of any other covenant or provision of this Agreement; provided that, if a court of competent jurisdiction determines that any such provisions are unlawful in any way, such court shall modify or interpret such provisions to the minimum extent necessary to have them comply with the law.

(e)This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Agreement. In the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise, notwithstanding said failure to appear.

11.7 Entire Agreement; Amendments and Waivers. This Master Transaction Agreement, together with other Transaction Documents and all exhibits and schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written (including the letter of intent) of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of this Master Transaction Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Master Transaction Agreement and shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Master Transaction Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Master Transaction Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.8 Reformation Clause. The parties acknowledge that federal and state law and regulations applicable to physicians, health care organizations, and business transactions in which physicians and other health care providers participate are subject to change, and that such changes in laws and regulations, and interpretations thereof by courts and regulatory authorities may affect the transactions contemplated by this Master Transaction Agreement, i.e., certain aspects of the contemplated transactions may become prohibited or economically impractical as a result of such changes. If such event occurs, the parties each agree to negotiate in good faith such alterations to the structure and terms of the transactions under this Master Transaction Agreement as may be necessary to make them lawful under then-applicable laws and regulations, without materially disadvantaging either party.

11.9 Assignment. The Master Transaction Agreement may not be assigned by operation of law or otherwise except that the Company shall have the right to assign this Master Transaction Agreement, at any time, to any direct or indirect wholly owned subsidiary of the Company. No such assignment shall relieve the Company of its obligations hereunder.

11.10 Attorneys’ Fees. Except as otherwise specifically provided herein, if any action or proceeding is brought by any party with respect to this Master Transaction Agreement or the other Transaction Documents, or with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation or arbitration, including, without limitation, attorneys’ fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding or by the arbitrators deciding such action or proceeding.

11.11 Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated by the Transaction Documents or as shall be reasonably necessary in connection with the carrying out of the parties’ respective obligations hereunder or the purposes of this Master Transaction Agreement.

11.12 Announcements and Press Releases. Any press releases or any other public announcements concerning this Master Transaction Agreement or the other Transaction Documents shall be approved by the Company; provided, however, that if Physician reasonably believes that it has a legal obligation to make a press release and the consent of the other party cannot be obtained, then the release may be made without such approval.

11.13 No Tax Representations. Each party acknowledges that it is relying solely on its advisors to determine the tax consequences of the transactions contemplated hereunder and that no representation or warranty has been made by any party as to the tax consequences of such transactions.

11.14 Multiple Counterparts. This Master Transaction Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.15 Headings. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Master Transaction Agreement.

11.16 Severability. Each article, section, subsection and lesser section of this Master Transaction Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Master Transaction Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Master Transaction Agreement, but every other provision of this Master Transaction Agreement shall remain in full force and effect.

11.17 Negotiation of Agreement. Each of the parties acknowledge that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived.

11.18 Good Faith and Fair Dealing. The parties agree that in all actions taken in performance of this Agreement and in their enforcement of all rights granted under this Agreement, they will act in good faith and practice fair dealing.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have caused this Master Transaction Agreement to be duly executed as of December 12, 2005.

COMPANY:
BASIC HEALTH CARE NETWORKS
OF TEXAS, L.P.
a Texas limited partnership

By: Basic Health Care Networks of Texas I, LLC,
a Delaware limited liability company, General Partner

By: /s/ Robert S. Goldsamt
Robert S. Goldsamt
Chief Executive Officer

PHYSICIAN:

/s/ Dr. Bruce Wardlay
Dr. Bruce Wardlay, an individual

CLINICS:
303 MEDICAL CLINIC, P.A.

/s/ Dr. Bruce Wardlay
Dr. Bruce Wardlay
President

BRUCE WARDLE’, D.O., P.A.

/s/ Dr. Bruce Wardlay
Dr. Bruce Wardlay
President

IBERIA MEDICAL CLINIC, P.A.

/s/ Dr. Bruce Wardlay
Dr. Bruce Wardlay
President

KINGSLEY MEDICAL CLINIC, P.A.

/s/ Dr. Bruce Wardlay
Dr. Bruce Wardlay
President

LAKE JUNE MEDICAL CENTER, P.A.

/s/ Dr. Bruce Wardlay
Dr. Bruce Wardlay
President

NORTHSIDE MEDICAL CLINIC, P.A.

/s/ Dr. Bruce Wardlay
Dr. Bruce Wardlay
President

O’CONNOR MEDICAL CENTER, P.A.

/s/ Dr. Bruce Wardlay
Dr. Bruce Wardlay
President

RED BIRD URGENT CARE CLINIC, P.A.

/s/ Dr. Bruce Wardlay
Dr. Bruce Wardlay
President

EXHIBIT A

ASSET PURCHASE AGREEMENT

between

BASIC HEALTH CARE NETWORKS OF TEXAS, L.P.

a Texas limited partnership

and

<CLINIC>

a Texas professional association

Effective as of December 12, 2005

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Asset Purchase Agreement”) is entered into as of December 12, 2005 (the “Effective Date”), by and between BASIC HEALTH CARE NETWORKS OF TEXAS, L.P., a Texas limited partnership (the “Company”), and <CLINIC>, a Texas professional association (the “Clinic”). All capitalized terms used herein and not defined shall have the same respective meanings assigned to such terms in the Master Transaction Agreement (hereinafter defined).

A. This Asset Purchase Agreement is one of a series of Asset Purchase Agreements for the purchase of medical clinics, entered into pursuant to a certain MASTER TRANSACTION AGREEMENT (“Master Transaction Agreement”), dated and effective as of December 12, 2005, is by and among the Company on the one hand, and 303 MEDICAL CLINIC, P.A. , a Texas professional association, BRUCE WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association, and (collectively, the “Clinics”); and Bruce E. Wardlay, D.O.

B. The Clinic is engaged in the practice (the “Practice”) of providing family medical, general medical, urgent care and ancillary services to patients.

C. The Company is engaged in the business of providing management, administrative, strategic, financial, marketing, information technology, and related services to professional medical organizations.

D. Pursuant to the Master Transaction Agreement, the Company shall acquire certain assets of the Clinics as provided in this Asset Purchase Agreement. The Master Transaction Agreement, together with each of the exhibits attached thereto, including this Asset Purchase Agreement and each of the other Asset Purchase Agreements of like tenor (and documents to be executed in connection therewith), are hereinafter collectively referred to as the “Transaction Documents.”

E. The Clinic desires to sell, transfer, convey and assign to the Company and the Company desires to purchase from the Clinic, certain of the assets of the Clinic upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and the representations, warranties, covenants, agreements and the Aggregate Consideration paid by the Company under the Master Transaction Agreement, the parties hereby agree as follows:

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ARTICLE I
THE TRANSACTION

1.1. Purchased Assets. On the terms and subject to the conditions of this Asset Purchase Agreement, at the Closing (as hereinafter defined), the Clinic shall sell, transfer, convey and assign to the Company, and the Company shall purchase, assume, and accept from the Clinic, the following assets (the “Assets”), as the same shall exist immediately prior to the Closing, free and clear of all Encumbrances:

(a)  Accounts Receivable. The accounts receivable of the Clinic, relating to patient services only, as of the Closing Date (the “Accounts Receivable”);

(b)  Supplies and Inventory. All supplies and inventory of the Clinic held on the date of this Agreement (or replacement or replenishment thereof) (“Supplies”);

(c)  Intellectual Property. All Intellectual Property owned by the Clinic that is related to the Practice;

(d)  Books and Records. All books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, records and documentation thereof related to any of the Assets or the Assumed Liabilities, or used in the conduct of the Practice, on whatever medium, excluding personal or entity tax records of the Physician or Clinic and financial records of the Physician (the “Books and Records”); provided, however, that the Company shall make all such books and records available to the Physician or Clinic for a period of not less than ten (10) years from the date of this Agreement during regular working hours;

(e) Trade Names. All trade names and trademarks owned or used by the Clinic in the operation of its business; and

(f) Telephone Numbers. All telephone numbers used by the Clinic in the operation of its business.

1.2. Excluded Assets. Notwithstanding Section 1.1, the following assets of Clinic (the “Excluded Assets”) shall not be included in the Assets:

(a)  Certain Debt. Any intercompany or intracompany receivables between Clinic and any of its Affiliates or between any of its Affiliates;

(b)  Equipment. All medical equipment, furnishings and fixtures;

(c)  Deposits. Any Deposits and Advances, Rebates and Credits of Claims related to any Excluded Liability (as hereinafter defined);

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(d)  Rights Under Certain Agreements. All rights under the Transaction Agreements; and

(e) Cash and Bank Accounts. All cash on hand and in banks or other depository institutions in the name of or subject to the control of any Clinic or the Physician immediately prior to the Closing Date.

1.3. Liabilities. The Company is not assuming any liabilities or obligations of the Clinic (fixed or contingent, known or unknown, matured or unmatured) whatsoever.

1.4. Instruments of Conveyance and Transfer, Etc. At the Closing, the Clinic shall deliver (or cause to be delivered) to the Company such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment as shall be necessary to sell, transfer, convey and assign to the Company, in accordance with the terms hereof, title to the Assets, free and clear of all Encumbrances, including, without limitation, the delivery of a Bill of Sale (the “Bill of Sale”) substantially in the form of Exhibit A. Simultaneously therewith, the Clinic shall take all steps as may be reasonably required to put the Company in possession and operating control of the Assets.

1.5. Right of Endorsement, Etc. Effective upon the Closing, the Clinic hereby constitutes and appoints the Company, its successors and assigns, the true and lawful attorney-in-fact of the Clinic with full power of substitution, in the name of the Company, or the name of the Clinic, on behalf of and for the benefit of the Company, to collect all accounts receivable assigned to the Company as provided herein, to endorse, without recourse, checks, notes and other instruments received in payment of such accounts receivable in the name of the Clinic, and to institute and prosecute, in the name of the Clinic or otherwise, all proceedings which the Company may deem proper in order to assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and to do all such acts and things in relation thereto as the Company may deem reasonably advisable. The foregoing powers are coupled with an interest and shall be irrevocable by the Clinic, directly or indirectly, whether by the dissolution of the Clinic or in any other manner or for any other reason. The power of attorney granted herein is restricted to collection of the accounts receivable transferred pursuant to this Agreement. Any exercise of this power of attorney must be done in a lawful and commercially reasonable manner. The power of attorney granted herein is restricted to collection of the accounts receivable and enforcement of rights with respect to assets transferred pursuant to this Agreement. Any exercise of this power of attorney must be done in a lawful and commercially reasonable manner.

1.6. Further Assurances. The Clinic shall pay or cause to be paid to the Company promptly any amounts that shall be received by the Clinic after the Closing which constitute Assets, including all amounts paid to the Clinic on account of the Accounts Receivable. The Clinic shall, upon the reasonable request of the Company, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for selling, transferring, conveying and, assigning to the Company the Assets being purchased by the Company hereunder. Nothing in this Agreement shall be interpreted to permit or imply that the Company shall have any control over the Excluded Assets or Excluded Liabilities.

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ARTICLE II
PURCHASE PRICE; ALLOCATION

Purchase Price; Payment. The purchase price (the “Purchase Price”) to be paid for the Assets pursuant to this Asset Purchase Agreement shall consist of the applicable portion of the Aggregate Consideration under the Master Transaction Agreement, which allocation may be determined by each party hereto; provided, however, that the aggregate Purchase Price under all of the Assets Purchase Agreements shall equal 100% of the Aggregate Consideration as defined in the Master Transaction Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Clinic. The Clinic hereby represents and warrants to the Company that the representations and warranties set forth in Section 3.1 of the Master Transaction Agreement are true, correct and complete with respect to the Clinic as of (and as if made on) the Effective Date. Further, the Clinic hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Asset Purchase Agreement, the Bill of Sale, and the Assignment and Assumption Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Clinic; (b) to the best of the Clinic’s knowledge and belief, after reasonable investigation, this Asset Purchase Agreement and the Bill of Sale have been duly and validly executed and delivered by the Clinic and constitute legal, valid, and binding obligations; (c) to the best of the Clinic’s knowledge and belief, after reasonable investigation neither the execution, delivery or performance by the Clinic of this Asset Purchase Agreement or the Bill of Sale nor the consummation by the Clinic of the transactions contemplated hereby or thereby, nor compliance by the Clinic with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the charter or bylaws of the Clinic, (ii) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Clinic is a party or by which it or any of its respective properties or assets may be bound or (iii) to the best of the Clinic’s knowledge, violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Clinic or any of its respective properties or assets of which the Clinic has actual knowledge; and (d) to the best of the Clinic’s knowledge and belief, after reasonable investigation no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Clinic of this Asset Purchase Agreement or the consummation of the transactions contemplated hereby.

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3.2. Representations and Warranties of the Company. The Company represents and warrants to the Clinic, that the representations and warranties set forth in Section 3.2 of the Master Transaction Agreement are true, correct and complete with respect to the Company as of (and as if made on) the Effective Date. Further, the Company hereby represents and warrants to the Clinic that (a) the execution, delivery and performance of this Asset Purchase Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; (b) this Asset Purchase Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; (c) neither the execution, delivery or performance by the Company of this Asset Purchase Agreement nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any provision hereof will (i) conflict with or result in a breach of any provision of the charter or bylaws of the Company, (ii) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Company is a party or by which it or any of its respective properties or assets may be bound or (iii) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Company or any of its respective properties or assets; and (d) no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Company of this Asset Purchase Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV
CONDITIONS OF CLOSING

4.1. Conditions of Each Party’s Obligations. The obligations of the Clinic to sell the Assets, and of the Company to purchase the Assets, are subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by the Clinic and the Company:

(a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental agency or authority necessary for the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

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(b) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect. Each party agrees to use its best efforts to have any such injunction or order lifted.

(c) Legislation. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Asset Purchase Agreement or any of the conditions to the consummation of such transactions.

(d) Related Agreements. Each of the related agreements identified in Section 3.4 hereof (collectively, the “Related Agreements”) shall have been fully executed and delivered prior to or at the Closing by all of the parties required to execute and deliver such agreements.

4.2. Conditions of Obligations of the Company. The obligation of the Company to purchase the Assets is subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by the Company:

(a) Representations and Warranties. The representations and warranties of the Clinic set forth in Section 3.1 shall in each case be true and correct in all material respects as of the date of this Asset Purchase Agreement and as of the Closing as though made at and as of the Closing.

(b) Performance of Obligations. The Clinic shall have performed all obligations required to be performed by it under this Asset Purchase Agreement prior to and at the Closing.

(c) Authorization. All action necessary to authorize the execution, delivery and performance of this Asset Purchase Agreement by the Clinic and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Clinic and the Clinic shall have full power and right to consummate the transactions contemplated hereby and thereby.

4.3. Conditions of Obligations of the Clinic. The obligation of the Clinic to sell the Assets to the Company is subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by the Clinic:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.2 shall in each case be true and correct in all material respects as of the date of this Asset Purchase Agreement and as of the Closing Date as though made at and as of the Closing.

(b) Performance of Obligations. The Company shall have performed all obligations required to be performed by it under this Asset Purchase Agreement prior to and at the Closing, and the Clinic shall have received a certificate signed by an authorized officer of the Company to that effect.

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(c) Authorization. All action necessary to authorize the execution, delivery and performance of this Asset Purchase Agreement by the Company and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Company.

4.4. Related Agreements. The Related Agreements referred to in this Asset Purchase Agreement consist of the following:

(a) the Consulting Agreements between each of the Key Persons and the Company;

(b) the Non-Competition Agreements between each of the Key Persons and the Company; and

(c) the Master Lease Agreement.

ARTICLE V
CLOSING

5.1. Closing Date. The closing (the “Closing”) for the consummation of the transactions contemplated by this Asset Purchase Agreement shall occur at the date and time provided in the Master Transaction Agreement. (the “Closing Date”).

5.2. Closing Transactions. At the Closing, the parties shall take the actions and deliver the documents identified in this Section 5.2. The Closing shall not be deemed to have taken place, and the transactions contemplated by this Asset Purchase Agreement shall not be deemed to have been consummated, unless all of the closing transactions identified in this Section 5.2 have been completed or waived in writing by the parties.

(a)  The Clinic shall deliver to the Company an executed Bill of Sale in the form attached as Exhibit A of this Agreement;

(b)  The Company shall deliver the Aggregate Consideration pursuant to the terms and conditions of the Master Transaction Agreement; and

(c)  BEW Financing, LP and the Company shall execute and deliver the Master Lease Agreement in the form attached as Exhibit E to the Master Transaction Agreement;

(d) Each of the Key Persons and the Company shall execute and deliver a Consulting Agreements in the form attached as Exhibit B to the Master Transaction Agreement; and

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(e) Each of the Key Persons and the Company shall execute and deliver a Non-Competition Agreement in the form attached as Exhibit C to the Master Transaction Agreement.

ARTICLE VI
INDEMNIFICATION

The parties hereby acknowledge that they have entered into an agreement providing for indemnification of the Company and Clinic relating to the subject matter hereto, as set forth in Article 10 of the Master Transaction Agreement, which terms are incorporated into this agreement by reference.

ARTICLE VII
AMENDMENT, MODIFICATION AND WAIVER

This Asset Purchase Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties. The waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Asset Purchase Agreement, nor shall it be considered as a waiver by such party of any other covenant, condition or promise. The delay in pursuing any remedy or in insisting upon full performance for any breach or failure of any covenant, condition or promise shall not prevent a party from later pursuing any remedies or insisting upon full performance for the same or any similar breach or failure.

ARTICLE VIII
MISCELLANEOUS

8.1. Transfer Taxes, Etc. Each party agrees to be responsible for and to pay all transfer taxes, sales and other taxes and charges, if any, levied against such party which may become payable in connection with the transactions executed pursuant to this Asset Purchase Agreement.

8.2. Entire Agreement. This Asset Purchase Agreement (including the recitals hereof and the Schedules and the Exhibits attached hereto), together with the related agreements referenced herein, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, representations, warranties and understandings, either oral or written, between the parties with respect thereto.

8.3. Definitions; Headings. Capitalized terms used throughout this Asset Purchase Agreement shall have the meanings assigned to such terms set forth in Appendix A, and to the extent not defined in said Appendix or elsewhere in this Asset Purchase Agreement, capitalized terms used herein and not defined shall have the same meanings as provided in the Master Transaction Agreement. Section headings are used herein for convenience only and shall in no way affect the construction of this Asset Purchase Agreement.

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8.4. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier (if an addressee has set forth a telecopy number below), sent by nationally-recognized overnight courier, sent by certified mail, postage prepaid, return receipt requested, or sent by facsimile if also sent by nationally-recognized overnight courier for next day delivery, addressed as follows:

If to the Company, to:

Robert S. Goldsamt, CEO
Basic Health Care Networks of Texas, L.P.
4270 Promenade Way, Suite 226
Marina Del Rey, California 90292
Facsimile: (310) 876-0791

With a copy to:

Kevin K. Leung, Esq.
Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Facsimile: (310) 208-1154

If to the Clinic, to:

Dr. Bruce Wardlay
17853 Country Road, 105A
Grandview TX 76050
Facsimile: (817) 866-3487

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day after dispatch if sent by nationally-recognized, overnight courier and (iii) on the fifth Business Day after dispatch, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in Texas are not required to be open.

8.5. Counterparts. This Asset Purchase Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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8.6. Governing Law; Arbitration.

(a)  This Asset Purchase Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction.

(b) Any claim, dispute or other controversy having a monetary value of $100,000 or less (a “Controversy”) relating to this Agreement shall be settled and resolved by binding arbitration in Dallas, Texas before a single arbitrator under the rules of the American Arbitration Association (“AAA”) in effect at the time a demand for arbitration is made. If there is any conflict between the AAA rules and this arbitration clause, this arbitration clause will govern and determine the rights of the parties. The parties to this Agreement (the “Parties”) shall be entitled to full discovery regarding the Controversy as permitted by applicable codes of civil procedure. The arbitrator’s decision on the Controversy shall be a final and binding determination of the Controversy and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the Parties. The arbitrator shall also award the prevailing Party any reasonable attorneys’ fees and reasonable expenses the prevailing Party incurs in connection with the arbitration, and the non-prevailing Party shall pay the arbitrator’s fees and expenses. The arbitrator shall determine who is the prevailing Party. Each Party also agrees to accept service of process for all arbitration proceedings in accordance with AAA’s rules.

(c)  The obligation to arbitrate shall not be binding upon either party with respect to any Controversy exceeding $100,000, requests for temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the Parties.

(d)  The provisions of this Section shall be construed as independent of any other covenant or provision of this Agreement; provided that, if a court of competent jurisdiction determines that any such provisions are unlawful in any way, such court shall modify or interpret such provisions to the minimum extent necessary to have them comply with the law.

(e)  This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Agreement. In the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise notwithstanding said failure to appear.

8.7. Attorneys’ Fees. Notwithstanding anything contained herein to the contrary, in the event of any dispute or controversy arising out of or relating to this Asset Purchase Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including arbitrators’ fees and expenses, attorneys’ fees and accountants’ fees, incurred in connection with such dispute or controversy.

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8.8. Benefits of Agreement. The terms and provisions of this Asset Purchase Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Asset Purchase Agreement shall not be assignable by any party without the consent of the other parties hereto, and any purported assignment without such consent shall be null and void.

8.9. Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

8.10. Negotiation of Agreement. Each of the parties acknowledge that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Asset Purchase Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party cooperated in the drafting and preparation of this Asset Purchase Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, or any legal decision that would require interpretation of any ambiguities in this Asset Purchase Agreement against the party that drafted it, is of no application and is hereby expressly waived.

8.11 Good Faith and Fair Dealing. The parties agree that in all actions taken in performance of this Agreement and in their enforcement of all rights granted under this Agreement, they will act in good faith and practice fair dealing.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf effective as of the day and year first above written.

BASIC HEALTH CARE NETWORKS OF TEXAS, L.P.
a Texas limited partnership

By: BASIC HEALTH CARE NETWORKS OF TEXAS I, LLC,
a Delaware limited liability company, General Partner

By: ____________________________
Robert S. Goldsamt
Chief Executive Officer

<CLINIC>

____________________________
Dr. Bruce Wardlay
President

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APPENDIX A

CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings (all Section references in this Appendix A shall refer to Sections of this Asset Purchase Agreement unless otherwise provided):

“Accounts Receivable” shall have the meanings set forth in Section 1.1(a).

“Affiliate” shall mean any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any officer, director or stockholder of any Physician Party or any corporation, partnership, trust or other entity in which a Physician Party or any such family member has a five percent (5%) or greater interest or is a director, officer, partner or trustee. The term Affiliate shall also include any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the preceding sentence.

“Asset Purchase Agreement” means this Asset Purchase Agreement.

“Bill of Sale” shall have the meaning set forth in Section 1.5 hereof.

“Excluded Assets” shall have the meanings set forth in Section 1.2.

“Master Transaction Agreement” means the Master Transaction Agreement dated December 12, 2005, to which this Asset Purchase Agreement is an exhibit, by and among BASIC HEALTH CARE NETWORKS OF TEXAS, L.P., a Texas limited partnership (the “Company”) on the one hand and 303 MEDICAL CLINIC, P.A. , a Texas professional association, BRUCE WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, and RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association (collectively, the “Clinics”) and Bruce E. Wardlay, D.O

“Purchase Price” shall mean the purchase price to be paid in consideration for the Assets of the Clinic under this Asset Purchase Agreement, as defined in Section 2.1 hereof.

“Assets” for purposes of this Asset Purchase Agreement, shall have the meaning set forth in Section 1.1 hereof.

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EXHIBIT A

BILL OF SALE

<CLINIC>, a Texas professional association (the “Clinic”), hereby sells, conveys, transfers, signs and delivers to Basic Health Care Networks of Texas, L.P., a Texas limited partnership (the “Company”), the following assets, properties, interests in properties and rights of the Clinic (collectively, the “Assets”):

1.	the accounts receivable described on Exhibit “A” attached hereto and made a part hereof for all purposes;

2.	the supplies and inventory described on Exhibit “B” attached hereto and made a part hereof for all purposes

3.	all Intellectual Property of the Clinic;

4.
all books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, records and documentation thereof related to any of the Assets, or used in the conduct of the Practice, on whatever medium (the “Books and Records”); all goodwill, trade names and trademarks owned or used by the Clinic in the operation of its business; and

5.	all telephone numbers used by the Clinic in the operation of its business.

All assets, properties, interests in properties, and rights of the Clinic not expressly identified above or in the schedules referenced in the Asset Purchase Agreement (the “Excluded Assets”) are expressly excluded from the assets of the Clinic being sold, assigned, or otherwise transferred to the Company.

To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall govern.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Clinic has executed this instrument, by its duly authorized signatory as of ____________, _____, effective as of such date.

<CLINIC>

______________________________
Dr. Bruce Wardlay
President

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EXHIBIT B
CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of _______, 2006, by and between the undersigned Key Person (as defined in the Master Transaction Agreement) (“Consultant”), and Basic Health Care Networks of Texas, L.P., a Texas limited partnership (the “Purchaser”), in reference to the following:

RECITALS

A. The Consultant is a physician licensed in Texas, engaged in the business of providing physician practice management and administrative services in connection with various clinics in the State of Texas providing general practice, family practice, urgent care, physical medicine, rehabilitation and other ancillary medical services.

B. This Consulting Agreement is being entered into pursuant to a certain MASTER TRANSACTION AGREEMENT (“Master Transaction Agreement”), dated and effective as of December ___, 2005, is by and among Purchaser on the one hand, and 303 MEDICAL CLINIC, P.A., a Texas professional association, BRUCE WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, and RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association (collectively, the “Clinics”) and Dr. Bruce Wardlay.

C.  Pursuant to the Master Transaction Agreement, the Purchaser shall acquire certain assets (“Acquired Assets”) of the Clinics (the “Acquisition”) under a series of separate acquisition agreements. The Master Transaction Agreement, together with each of the exhibits attached thereto, including each of the Asset Purchase Agreements (and documents to be executed in connection therewith), are hereinafter collectively referred to as the “Transaction Documents.” Concurrently herewith, the Consultant will enter into a Non-Competition Agreement with the Purchaser.

D.  In connection with the Acquisition, one or more newly formed Texas professional associations (“New PA”) shall be formed by Texas-licensed physicians who shall conduct the medical practices formerly conducted by the Clinics, and such New PA will hire certain physicians and staff of the former Clinics.

E.  The Consultant has valuable knowledge, relationships, experience and expertise in the management and operation of clinics for the delivery of general family and urgent care and ancillary medical services such as rehabilitation and physical medicine; the Purchaser desires that the Consultant advise the Purchaser in connection with the provision of management services to the New PA.

F.  The Purchaser desires to engage Consultant, and Consultant desires to enter into a consulting agreement with the Purchaser, to provide consulting services and assistance to the Purchaser with respect to the management and operation of the New PA and the development of the New Clinics.

G.  Nothing in this Agreement is intended to obligate the Consultant to render medical advice, or engage in patient care.

NOW, THEREFORE, the Purchaser and the Consultant agree as follows:

AGREEMENT

1. Term. The term of this Agreement shall commence on the date of Closing (as defined in the Master Transaction Agreement) and continue until December 31, 2006, renewable for an additional one (1) year period at the option of the Purchaser upon written notice to the Consultant prior to December 31, 2006, unless and until this Agreement is earlier terminated pursuant to Section 5 below (the “Term”).

2.    Duties of Consultant.

2.1 Consultant shall, to the best of its ability, render the services set forth in Section 2.2 below (the “Services”), in a timely and professional manner in accordance with this Agreement. Subject to the foregoing, the manner and means by which Consultant chooses to complete the Services are in Consultant’s sole discretion and control. Further, the parties shall cooperate in good faith to agree upon and implement such further services and agreements as may be requested by Purchaser relating to the Services. If Consultant performs any work on Purchaser’s premises, Consultant shall comply with all security, confidentiality, safety and health policies of Purchaser.

2.2 The Services under this Agreement shall include:

(a) Ongoing Consultation. During the Term of this Agreement, Consultant shall advise the Purchaser regarding all aspects of the operation and management of the Clinics, specifically, under the Management Services Agreement between the Purchaser on the one hand, and the New PA on the other hand, as applicable; provided, however, that the Services shall not include the provision of medical advice, patient care or advice regarding patient care protocols, and that no additional Services shall be performed other than as set forth in this Agreement or otherwise agreed between the parties.

(b)  Other Services. Additional services for compensation as agreed in writing by the parties.

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(c) Availability of Consultant. Consultant shall make himself reasonably available for consultation during normal business hours. Consultant shall not be required to maintain an office and is not required by any provision of this Agreement to provide a specific number of hours of service. Consultant may provide advisory services in person, by telephone, or by other remote means of communication as appropriate, so long as the Services are rendered effectively.

(d)  Substance of Services. The services of Consultant shall apply only to the provision of advise and opinions on the general terms of all aspects of the operation and management of the Clinics. Consultant shall not be required to provide specific detailed instructions on the particular duties of any particular agent, representative, employee, officer or director of the Purchaser. Purchaser shall designate not more than two agents, representatives and employees, at any one time, as contacts with Consultant and all advise and opinions rendered by Consultant shall be communicated to Purchaser by and through such agents, representatives or employees. The responsibility for the use of and acting upon any information, advise or opinions given by Consultant shall be that of the Purchaser and Consultant shall bear no liability for the use, failure to use or misuse of such information and opinions.

3.    Compensation.

3.1 Calculation of Compensation. The Purchaser shall pay to the Consultant, as compensation for the Services, the following amounts consisting of performance incentive bonuses for each completed year of service:

(a)   For the quarter ending March 31, 2007, Purchaser shall pay Consultant a performance incentive bonus based on the amount, if any, that Pre-Tax Profits from the Practice for such twelve month period ending March 31, 2007, exceeds 2005 Pre-Tax Profits (“2006 Increased Profit”), calculated as set forth in the table in Annex 3.1 (“2006 Performance Incentive Bonus”).

(b)  For the quarter ending March 31, 2008, beginning as of the first anniversary of the Closing Date, Purchaser shall pay Consultant a performance incentive bonus based on the amount, if any, that Pre-Tax Profits from the Practice for such twelve month period ending March 31, 2008, exceeds 2006 Pre-Tax Profits (“2007 Increased Profit”), calculated as set forth in the table in Annex 3.1 (“2007 Performance Incentive Bonus”).

For purposes of this Section 3.1, the term “Practice” shall mean the medical practices established from assets purchased and/or acquired by the Company from FT. WORTH REHABILITATION, INC. and REHABILITATION PHYSICIANS NETWORK, INC. (the assets of which were also acquired in connection with the Master Transaction Agreement), and the Clinics, provided however, the term “Practice” shall not include additional practices, clinics or management services companies established after the date hereof by the Company, wherever located.

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For purposes of this Agreement, “Pre-Tax Profits,” with respect to any given year, shall mean the consolidated net income of the Practice for the 12 month period ending March 31 of that year, before provision for all federal, state and local income taxes for such period, determined by an independent accountant mutually designated by the parties, in accordance with GAAP; provided, however, that in making the foregoing determinations Pre-Tax Profits:

(i) neither the proceeds from nor any dividends or refunds with respect to, nor any increases in the cash surrender value of, any life insurance policy under which the Purchaser or the Clinics is the named beneficiary or is otherwise entitled to recovery, shall be included as income, and the premium expense related to any such life insurance policy shall not be treated as an expense;

(ii)  any extraordinary or unusual gains or losses and any gains or losses from the sale of any capital assets used by the Purchaser or the Clinics or any subsidiary thereof in its operations during the applicable period (as opposed to assets acquired in the ordinary course of the business of the Clinics and its subsidiaries for resale or other disposition) shall be excluded from income;

3.2 Payment Terms. The Purchaser shall pay Consultant the amounts due hereunder within sixty (60) days after the end of each calendar year (beginning after completion of the 2006 calendar year). The payment terms in Section 3.1 and 3.2 shall survive the termination of this Agreement until all payments due to Consultant under this Section 3 are calculated and paid, except that in the event of an automatic termination or termination by default of the Consultant under Sections 5.1 or 5.2 the payment obligations under this Section 3 shall immediately terminate.

4. Nondisclosure and Noninterference.

4.1 Access to Confidential Information. The Consultant agrees that during the course of the business relationship between the Consultant and the Purchaser, the Consultant will have access to and become acquainted with confidential proprietary information (“Confidential Information”) which is owned by the Purchaser and is regularly used in the operation of the Purchaser’s business. The Consultant agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Purchaser is engaged, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Purchaser. The Consultant agrees that the term “Confidential Information” includes, without limitation, any proprietary or otherwise undisclosed information about present and future patents, patent applications, copyrights, trademarks, trade names, service marks, service names, “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Purchaser, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way in connection with this Agreement or the Master Transaction Agreement, shall, as between the Purchaser and the Consultant, remain the exclusive property of the Purchaser.

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4.2 No Unfair Use by Consultant. The Consultant promises and agrees that the Consultant (which shall include the Consultant’s employees and contractors) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Purchaser’s Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant’s business relationship with the Purchaser. The Consultant agrees that the sale or unauthorized use or disclosure of any of the Purchaser’s Confidential Information constitutes unfair competition. The Consultant promises and agrees not to engage in any unfair competition with the Purchaser.

4.3 Termination of Confidentiality Obligation. Confidential Information ceases to be confidential and subject to the terms of this Agreement if (a) such information becomes generally known to the public through no fault of the Consultant; (b) the Purchaser conveys such information to a third party without designating it as confidential; and/or (c) the Consultant learns of such information from a third party who did not breach any obligation of confidentiality. Additionally, the Consultant shall have the right to disclose Confidential Information if required to do so by court order, provided that prior to so disclosing, the Consultant shall inform the Purchaser of the court order and give the Purchaser an opportunity to seek a protective order respecting such Confidential Information.

4.4 Noninterference. Consultant acknowledges that Purchaser’s relationships with its employees, agents, suppliers, customers and vendors are valuable business assets. Accordingly, Consultant agrees that, during the period of this Agreement Consultant shall not (for itself or for any third party) divert or attempt to divert from Purchaser any business, employee, agent, supplier, client, customer or vendor, through solicitation or otherwise. Consultant further acknowledges that its engagement or participation, directly or indirectly, in any business in competition with Purchaser would inherently involve the unauthorized use or disclosure of Confidential Information. Accordingly, to prevent any such unauthorized use or disclosure, Consultant agrees that it shall not, during the term of this Agreement, engage or participate, directly or indirectly, in any such competitive business unless it can demonstrate to Purchaser’s reasonable satisfaction that there is no reasonable possible risk of such unauthorized use or disclosure. Prior to any such engagement or participation in any such competitive business, Consultant shall notify Purchaser and shall give Purchaser a reasonable opportunity to determine the degree of any such risk of unauthorized use or disclosure. Accordingly, to prevent any such unauthorized use or disclosure, Consultant agrees that it shall not, during the term of this Agreement, engage or participate, directly or indirectly, in any such competitive business unless it can demonstrate to Purchaser’s reasonable satisfaction that there is no reasonable possible risk of such unauthorized use or disclosure. Prior to any such engagement or participation in any such competitive business, Consultant shall notify Purchaser and shall give Purchaser a reasonable opportunity to determine the degree of any such risk of unauthorized use or disclosure. Notwithstanding the foregoing, Purchaser expressly acknowledges and agrees that this section 4.4 shall in no event apply to Consultant’s management, participation, ownership or other interest in the clinics and entities listed on Exhibit “A” attached hereto and made a part hereof for all purposes.

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4.5 Obligations Survive Agreement. The Consultant’s obligations under this section 4 shall survive the expiration or termination of this Agreement.

5. Termination.

5.1 Termination on Default. Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective upon two days notice (which notice shall be given in accordance with Section 9 below). For purposes of this section, material breaches of this Agreement shall include, but not be limited to any of the following:

(a)  the failure by the Purchaser to pay the compensation set forth in section 3 above when due, if the Purchaser has not cured such breach within 10 days after receipt of written notice from the Consultant;

(b)  the material breach or refusal to perform any term of this Agreement by Consultant, if the Consultant has not cured such breach within twenty (20) days after receipt of written notice from the Purchaser;

(c)  the failure, on more than one occasion, to perform duties which are required to be performed under the terms of this Agreement on the part of the Consultant;

(d)  the Consultant’s commission of acts of dishonesty, fraud, or misrepresentation by any of the Consultants members, managers or employees;

(e)  the failure by the Consultant to conform to all laws and regulations governing the Consultant’s duties under this Agreement;

(f)  the commission by the Consultant of any act that brings the Purchaser into public scandal or which will reflect unfavorably on the reputation of the Purchaser;

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(g)  the failure of Consultant to be reasonably available for consultation by Purchaser, except in the case of death or Disability (hereinafter defined) of Consultant;

(h) the cessation of Continuous Service (hereinafter defined) under this Agreement by Consultant, except in the case of death or Disability of Consultant; “Continuous Service” means that the provision of services to the Purchaser under this Agreement is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of a leave of absence of up to one month during any twelve month period unless approved by the Purchaser; and

(i) the breach by Consultant of any term of the Transaction Documents to which it is a party, if the Consultant has not cured such breach within twenty days after the Purchaser delivers written notice to the Consultant.

For purposes of this Agreement, “Disability” means when an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

5.2 Automatic Termination. This Agreement will terminate without any further action on the part of either party upon the occurrence of any of the following events: (a) an agreement by the parties to terminate, as contemplated by section 1 above, or (b) the voluntary dissolution or winding up of the Consultant.

5.3 Return of Purchaser Property. Upon the termination or expiration of this Agreement, the Consultant shall immediately transfer to the Purchaser all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in his possession relating to the business of the Purchaser or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement) and the Purchaser shall immediately transfer to the Consultant all files (including, but not limited to, electronic files) records, documents, drawings, specifications, equipment and similar items in its possession belonging to the Consultant, so long as such property does not include or encompass Confidential Information belonging to the Purchaser. If property otherwise belonging to the Consultant includes or encompasses Confidential Information belonging to the Purchaser, then such Confidential Information shall be removed from the property, if possible, but if it is not possible to remove the Confidential Information then the Purchaser and the Consultant will negotiate in good faith to find a mutual solution to the disposition of the property.

5.4 Remedies for Breach. Consultant recognizes that the covenants contained in Section 4 hereof are reasonable and necessary to protect the legitimate interests of Purchaser, that Purchaser would not have entered into this Agreement in the absence of such covenants, and that Consultant’s breach or threatened breach of such covenants shall cause Purchaser irreparable harm and significant injury, the amount of which shall be extremely difficult to estimate and ascertain, thus, making any remedy at law or in damages inadequate. Therefore, Consultant agrees that Purchaser shall be entitled, without the necessity of posting of any bond or security, to the issuance of injunctive relief by any court of competent jurisdiction enjoining any breach or threatened breach of such covenants and for any other relief such court deems appropriate. This right shall be in addition to any other remedy available to Purchaser at law or in equity.

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6. Status of Consultant. The Consultant understands and agrees that the Consultant is not an employee of the Purchaser and that the Consultant will not be entitled to receive employee benefits from the Purchaser, including, but not limited to, sick leave, vacation, retirement or death benefits. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including estimated taxes, and shall provide the Purchaser with proof of said payments, upon demand. The Consultant hereby agrees to indemnify the Purchaser for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Purchaser arising out of the Consultant’s breach of this section.

7.    Representations and Warranties of Consultant.

(a) The Consultant represents that the Consultant has the qualifications and ability to perform the services in a professional manner, without the advice, control, or supervision of the Purchaser.

(b) Consultant represents and warrants that, to the best of his knowledge, the Consultant is not a party to any other agreement that would prevent Consultant from performing his obligations under this Agreement.

8.  Disclaimer. Each of the parties hereto disclaims any representations, warranties, guarantees, or projections relating to the future earnings, revenues or profits of any business, any descriptions of the value of any property or intangibles (including but not limited to good will, “going concern” value, accounts receivable), any statements as to return on investment, or any other matter whatsoever with respect to any party, affiliate of any party, entity, and New PA (as described in the Master Transaction Agreement).

9. Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally, on the next business day when sent overnight by Federal Express or other nationally recognized overnight courier service, or five (5) days after being mailed if mailed by first-class, registered or certified mail, postage prepaid, addressed:

If to Purchaser, addressed to:

Robert S. Goldsamt, CEO
Basic Health Care Networks of Texas, L.P.
4270 Promenade Way, Suite 226
Marina Del Rey, California 90292
Facsimile: (310) 876-0791

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With copies to:

Kevin K. Leung, Esq.
Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Facsimile: (310) 208-1154

 If to the Obligor, addressed to:

Dr. Bruce Wardlay
17853 Country Road, 105A
Grandview, TX 76050
e-mail: txmedclinic@hotmail.com
Facsimile: (817) 866-3487

or at such other address or addresses as the respective parties shall have furnished to the other parties in writing.

10. Additional Covenants. The Consultant agrees to promptly notify the Purchaser in writing of any change in status of the Consultant, including: (i) the disassociation, departure, separation, termination of any Key Person from the Consultant, (ii) the termination or expiration of the Operating Agreement of the Consultant; or (iii) the voluntary dissolution or winding up of the Consultant. The parties agree that in all actions taken in performance of this Agreement and in their enforcement of all rights granted under this Agreement, they will act in good faith and practice fair dealing.

11.  Choice of Law and Venue. This Agreement shall be governed according to the laws of the State of Texas. Venue for any legal or equitable action between the Purchaser and the Consultant which relates to this Agreement shall be in the county of Dallas.

12. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Purchaser, and except for the Master Transaction Agreement and agreements referenced therein, this Agreement contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Purchaser in any manner whatsoever. Each party to this agreement acknowledges that except as set forth in the Master Transaction Agreement and the agreements referenced therein, no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

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13. Counterparts. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

14. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

15. Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or herself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

16. Assignment. Consultant acknowledges that Purchaser has entered into this Agreement on the basis of the particular abilities of Consultant. Accordingly, the Purchaser shall be entitled to assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement and any of its rights or obligations of this Agreement, but Consultant shall not and shall not have the right to assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Purchaser. Except as provided herein, any purported assignment, transfer or delegation by Consultant shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

17. Electronically Transmitted Documents. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date first written above.

CONSULTANT:

___________________________________
Bruce Wardlay

PURCHASER:

BASIC HEALTH CARE NETWORKS OF TEXAS, LP,
A TEXAS LIMITED PARTNERHSIP

By: BASIC HEALTH CARE NETWORKS OF TEXAS I, LLC,
a Delaware limited liability company,  General Partner

By:
Robert Goldsamt
Chief Executive Officer

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ANNEX 3.1

PERFORMANCE INCENTIVE BONUS

The “2006 Performance Incentive Bonus” shall equal one-third (33.33%) of:

20% of 2006 Increased Profit between $1 million and $1,999,999; and
25% of 2006 Increased Profit between $2 million and $2,999,999; and
30% of 2006 Increased Profit between $3 million and $3,999,999; and
35% of 2006 Increased Profit between $4 million and $4,999,999; and
40% of 2006 Increased Profit between $5 million and $5,999,999; and
50% of 2006 Increased Profit over $6 million

The “2007 Performance Incentive Bonus” shall equal one-third (33.33%) of:

20% of 2007 Increased Profit between $1 million and $1,999,999; and
25% of 2007 Increased Profit between $2 million and $2,999,999; and
30% of 2007 Increased Profit between $3 million and $3,999,999; and
35% of 2007 Increased Profit between $4 million and $4,999,999; and
40% of 2007 Increased Profit between $5 million and $5,999,999; and
50% of 2007 Increased Profit over $6 million

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EXHIBIT D

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

COMMON STOCK PURCHASE WARRANT

To Purchase Shares of Common Stock of

BASIC CARE NETWORKS, INC.
a Delaware corporation

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Bruce Wardlay (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, during the applicable Exercise Periods as set forth in Section 3(b) hereof, and prior to the close of business on the fifth anniversary of the Closing Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from BASIC CARE NETWORKS, INC., a corporation incorporated in the State of Delaware (the “Company”), up to the number of shares of common stock of the Company calculated by dividing $1,500,000 by the Exercise Price (the “Warrant Shares”), par value $0.001 per share, of the Company (the “Common Stock”), subject to the limitations and adjustments as provided herein. This Warrant is issued pursuant to and as part of the consideration under that certain Master Transaction Agreement dated December __, 2005 (the “Master Transaction Agreement”) by and among BASIC HEALTH CARE NETWORKS OF TEXAS, L.P., a Texas limited partnership on the one hand and 303 MEDICAL CLINIC, P.A. , a Texas professional association, BRUCE WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association (collectively, the “Clinics”) and the Holder. The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be (as applicable): (i) in the case of an initial public offering, equal to 120% of the per-share price for shares sold by the Company in the Company’s firm commitment initial public offering of its shares of common stock, or (ii) in the case of a private placement, the per share price calculated by dividing the total number of shares of common stock then-outstanding (including, if any, preferred stock convertible into common stock at the then-applicable conversion ratio), by the Company valuation determined by multiplying EBITDA (based on the last completed calendar year) times seven, less debt. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Master Transaction Agreement.

1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.  Exercise of Warrant. The exercise of this Warrant shall be subject to each of the conditions, restrictions and limitations set forth in this Section 3.

(a) This Warrant shall be exercised only if the Company shall have completed (i) its firm commitment underwritten initial public offering (“IPO”) or (ii) the Company shall have completed a bona fide private placement financing resulting in gross proceeds of at least $10 million.

(b) This Warrant shall be exercisable within the following periods (the “Exercise Periods”) for the number of Warrant Shares set forth in this Section 3(b) as follows:

(i) at any time after the completion of the Company’s unaudited financial statements for the quarter ending March 31, 2007, through and up to the Termination Date, for the purchase of up to 50% of the Warrant Shares, if and only if the EBITDA of the Company derived from the Practice (defined below) for the twelve month period ending March 31, 2007, shall exceed $4,500,000;

(ii) at any time after the completion of the Company’s unaudited financial statements for the quarter ending March 31, 2008, through and up to the Termination Date, for the purchase of up to 50% of the Warrant Shares, if and only if the EBITDA of the Company derived from the Practice (defined below) for the twelve month period ending March 31, 2008, shall exceed $5,500,000; and

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(iii) at any time after the completion of the Company’s unaudited financial statements for the quarter ending March 31, 2008, through and up to the Termination Date, for the purchase of up to 100% of the Warrant Shares, if and only if the EBITDA of the Company derived from the Practice (defined below) for the twenty-four (24) month period ending March 31, 2008, shall exceed $10,000,000.

For purposes of this Section 3(b), the term “Practice” shall mean the medical practices established from assets purchased and/or acquired by the Company from FT. WORTH REHABILITATION, INC. and REHABILITATION PHYSICIANS NETWORK, INC. (the assets of which were also acquired in connection with the Master Transaction Agreement), and the Clinics, provided however, the term “Practice” shall not include additional practices, clinics or management services companies established after the date hereof by the Company, wherever located.

(c) The aggregate Exercise Price for Warrant Shares being purchased hereunder may be paid either (i) by cash or wire transfer of immediately available funds, or (ii) by surrender of a number of Warrant Shares which have a fair market value equal to the aggregate purchase price of the Warrant Shares being purchased (“Net Issuance”) as determined herein. If the Holder elects the Net Issuance method of payment, the Company shall issue to Holder upon exercise a number of shares of Warrant Shares determined in accordance with the following formula:

X =	Y(A-B) A

where: X =	the number of Warrant Shares to be issued to the Holder;

Y =	the number of Warrant Shares with respect to which the Holder is exercising its purchase rights under this Warrant;

A =	the fair market value of one (1) share of the Warrant Shares on the date of exercise; and

B =	the Exercise Price.

For purposes of the above calculation, the fair market value of one (1) share of the Warrant Shares shall mean (a) if the date of exercise is after the commencement of trading of the Common Stock on a securities exchange or over-the-counter but prior to the closing of the IPO, the price per share to the public set forth on the final prospectus relating to the IPO, (b) if the Common Stock is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, (c) if the Common Stock is then regularly traded over-the-counter, the average of the closing sale prices or secondarily the closing bid of such Common Stock over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, or (d) if there is no active public market for the Common Stock,  the fair market value thereof as determined in good faith by the Board of Directors of the Company.

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(d) This Warrant may be exercised during the permitted periods by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, in connection with its exercise, within five (5) Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Certificates for shares purchased hereunder shall be delivered to the Holder within fifteen (15) Trading Days from the delivery to the Company of the Notice of Exercise Form by facsimile copy, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above. For purposes hereof, a “Trading Day” shall mean a day on which the applicable exchange or service on which the Common Stock is listed or traded, is open for business.

(c) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares, arising out of the formula in Section 3(c) hereof or otherwise, shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise.

5.  Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.  Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.  Transfer, Division and Combination.

(a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

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(c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d)  The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e)  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment. Upon Exercise of this Warrant in accordance with its terms, the Holder shall be entitled to voting rights and all other rights of holders of common stock of the Company.

9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

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11. Stock Splits, Adjustments. The number of Warrant Shares purchasable upon the exercise of this Warrant, and the Exercise Price, shall be subject to adjustment from time to time upon the occurrance of any of the following: In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) cash equal to the value of this Warrant as determined in accordance with the Black Scholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

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13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.

16. Miscellaneous.

(a)  Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(b) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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(c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Master Transaction Agreement.

(d) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(e) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(f)  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(g)  Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(h)  Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

* * *

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: ___________ __, 2006

BASIC CARE NETWORKS, INC.

By:
Robert Goldsamt
Chief Executive Officer

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NOTICE OF EXERCISE

To: Basic Care Networks, Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of Basic Care Networks, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

(4)  Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

HOLDER:

By: ________________________________

Name: ______________________________

Title: _______________________________

Dated: ______________________

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________________________________whose address is

_____________________________________________________________________________,

_____________________________________________________________________________

Dated: _______________, ____

Holder’s Signature:	_________________________

Holder’s Address:	_________________________

_________________________

Signature Guaranteed:____________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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EXHIBIT E

MASTER LEASE AGREEMENT

Dated as of December 12, 2005

between

BEW FINANCING, L.P.
a Texas limited partnership, as Lessor

and

BASIC HEALTH CARE NETWORKS OF TEXAS, L.P.
a Texas limited partnership, as Lessee

TABLE OF CONTENTS
(Master Lease Agreement)

ARTICLE I	DEFINITIONS

ARTICLE II	LEASE OF LEASED PROPERTY

2.1	Site Leases
2.2	Term
2.3	Certain Definitions

ARTICLE III	RENT

3.1	Basic Rent
3.2	Supplemental Rent
3.3	Method of Payment
3.4	Late Payment
3.5	Taxes, Insurance and Utilities

ARTICLE IV	WAIVERS; REPRESENTATIONS AND WARRANTIES

4.1	General
4.2	Lessor's Representations and Warranties

ARTICLE V	LIENS; EASEMENTS; PARTIAL CONVEYANCES

ARTICLE VI	MAINTENANCE AND REPAIR; ALTERATIONS, MODIFICATIONS AND ADDITIONS

6.1	Maintenance and Repair; Compliance With Law
6.2	Alterations
6.3	Title to Alterations
6.4	Equipment

ARTICLE VII	USE

ARTICLE VIII	DAMAGE BY CASULATY AND DUTY TO REPAIR

8.1	Casualty Events
8.2	Election Not to Repair
8.3	Partial Damage; Election to Repair

ARTICLE IX	ASSIGNMENT AND SUBLEASING

9.1	Sublease
9.2	No Mortgage or Pledge
9.3	Sale of Properties

ARTICLE X	EVENTS OF DEFAULT

ARTICLE XI	REMEDIES; ENFORCEMENT

11.1	Remedies
11.2	Remedies Cumulative

ARTICLE XII	LESSEE'S EQUIPMENT

ARTICLE XIII	RIGHT TO PERFORM FOR LESSEE

ARTICLE XIV	TERMINATION

ARTICLE XV	MISCELLANEOUS

15.1	Reports
15.2	Binding Effect; Successors and Assigns; Survival
15.3	Quiet Enjoyment
15.4	No Joint Venture
15.5	Severability
15.6	Notices
15.7	Choice of Law
15.8	Arbitration
15.9	Entire Agreement; Amendments and Waivers
15.10	Reformation Clause
15.11	Expenses
15.12	Further Assurances
15.13	Multiple Counterparts
15.14	Headings

SCHEDULES

Schedule 1	Sites; Leased Properties
Schedule 2	Disclosure Schedule

EXHIBITS

Exhibit A-1	Site Lease for 710 E. Spur 303, Grand Prairie, TX 75051
Exhibit A-2	Site Lease for 1401 West Jefferson Blvd., Dallas, TX 75208
Exhibit A-3	Site Lease for 7716 Lake June Road, Dallas, TX 75217
Exhibit A-4	Site Lease for 620 N. O'Connor Road, Irving, TX 75061
Exhibit A-5	Site Lease for 4323 S. Hampton Road, Dallas, TX 75232
Exhibit A-6	Site Lease for 5101 Ross Avenue, Second Floor, Dallas, TX 75206
Exhibit A-7	Site Lease for 520 West Seminary Dr., Ft. Worth, TX 76115
Exhibit A-8	Site Lease for 219 W. Kingsley, Suite 336, Garland, TX 75041
Exhibit A-9	Site Lease for 219 W. Kingsley, Suite 322, Garland, TX 75041
Exhibit A-10	Site Lease for 1600 N. West 25th Street, Suite B, Ft. Worth, TX 76106
Exhibit A-11	Site Lease for 544 W. Seminary Dr., Ft. Worth 75208

Exhibit B	Termination of Prior Leases

MASTER LEASE AGREEMENT
THIS MASTER LEASE AGREEMENT (as from time to time amended or supplemented, this “Master Lease”), dated as of December 12, 2005, is among BEW FINANCING, L.P., a Texas limited partnership (together with its successors and assigns hereunder, the “Lessor”), as Lessor, and BASIC HEALTH CARE NETWORKS OF TEXAS, L.P., a Texas limited partnership (“Company” or the “Lessee”).

RECITALS

A.  Lessee has entered into a Master Transaction Agreement dated as of December __, 2005 (as amended, supplemented or otherwise modified from time to time, the “Master Transaction Agreement”) with 303 MEDICAL CLINIC, P.A., a Texas professional association, BRUCE WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association and Bruce E. Wardlay, D.O. (“Physician”) pursuant to which the Lessee shall acquire certain assets of the foregoing clinics.

B.  In addition, Physician is entering into asset purchase agreements with FT.WORTH REHABILITATION, INC. d/b/a North Texas Rehab Center, 520 W. Seminary Drive, Fort Worth, Texas 76115, and REHABILITATION PHYSICIANS NETWORK, INC., a Texas corporation d/b/a North Texas Rehab Center, 5101 Ross Avenue, Dallas, Texas 75206 (the “Work Hardening Purchase Agreements”), pursuant to which Physician shall acquire certain assets including good will and receivables, of certain medical clinics (the “Work Hardening Centers”) operated by these entities, which assets shall in turn be assigned to the Company. The Work Hardening Centers and the clinics a party to the Master Transaction Agreement are referred to collectively in this Master Lease as the “Clinics”).

C.  The Clinics have been engaged in the practice (the “Practice”) of providing urgent care, general, family, rehabilitation and/or ancillary services to patients.

D. The Master Transaction Agreement, together with each of the exhibits attached thereto, including the Work Hardening Purchase Agreements, and each of the other Asset Purchase Agreements of like tenor (and documents to be executed in connection therewith), are hereinafter collectively referred to as the “Transaction Documents.”

E.  Except as otherwise provided herein, the real property, equipment, furnishings and fixtures used in the Practice are owned by Lessor.

F.  Each Clinic is situated in a property identified by street address and/or suite number (each, a “Site”).

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G.  Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each Site, together with the Equipment, Furnishings and Fixtures at each such Site, pursuant to the terms of each Site Lease (each of which incorporates the terms of this Master Lease).

H.  Physician has designated Lessor to act as Physician’s agent with respect to the leasing and management of the property located at 7716 Lake June Road. Iberia Medical Clinic, P.A., Northside Medical Clinic, P.A. and Kingsley Medical Clinic, P.A. have designated Lessor to act as their respective agents in the leasing and management of the properties located at 520 W. Seminary Dr., Ft. Worth, Texas; 1600 N. West 25th St., Suite B, Ft. Worth, Tx. 76106,; 219 W. Kingsley, Suite 366 and 322, Garland. Texas.

IN WITNESS WHEREOF, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

ARTICLE I.
GENERAL

Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Master Transaction Agreement. This Master Lease is being entered into as a condition of Closing under the Master Transaction Agreement. Concurrently herewith the parties are entering into separate Site Leases attached as Exhibits A-1 through A-11 hereto, into which the terms of this Master Lease are incorporated by reference. Unless otherwise set forth in a Site Lease, the terms of this Master Lease shall apply to each Site Lease.

ARTICLE II.
LEASE OF LEASED PROPERTY

Section 2.1  Site Leases. On the Closing Date under the Master Transaction Agreement, subject to the terms and conditions provided therein, the parties hereto shall execute and deliver the Site Leases attached hereto as Exhibits A-1 through A-11, for lease of the Premises, Equipment and Furnishings (as such terms are hereinafter defined) of each Site listed on Schedule 1 (collectively, the “Leased Property” or “Leased Properties”). In addition, on the Closing Date, and as a condition to the effectiveness of this Master Lease and the Site Leases hereunder, the Lessor and the Clinics shall have executed and delivered the lease termination agreement attached hereto as Exhibit B, to terminate the prior leases between the Lessor and the Clinics.

Section 2.2 Term. This Master Lease shall remain in effect so long as any Site Lease shall continue in effect, and shall terminate upon the termination or expiration of all of the Site Leases hereunder.

Section 2.3 Certain Definitions. For purposes of this Master Lease, the following terms shall have the following respective definitions:

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“Agent” shall initially be Lessor (acting as its own Agent) until and unless Lessor shall appoint an agent to act on its behalf pursuant to Section 3.1.

“Basic Rent” shall mean Initial Term Basic Rent or Renewal Term Basic Rent, as the case may be.

“Closing Date” shall have the meaning assigned to such term in the Master Transaction Agreement.

“Equipment and Furnishings” shall mean all of the medical equipment, office equipment and furnishings used in the Practice at the time of the execution of this Master Lease Agreement, but not including the laser equipment located at the 303 Medical Clinic property, which will be governed by a separate lease agreement.

“Initial Term” shall mean the initial three year term as set forth in Section 2 of each Site Lease.

“Initial Term Basic Rent” shall have the meaning set forth in Section 3.1.

“Insurance” shall mean the insurance policies required under Section 3.5(b).

“Insurance Premiums” shall mean all premiums, expenses and fees payable insurance carriers in connection with the maintenance of the policies of Insurance.

“Leased Property” or “Leased Properties” shall have the meaning set forth above in Section 2.1.

“Lease Term” shall mean the term of this Master Lease as provided for in Section 2.2 hereof.

“Lease Termination Date” shall have the meaning set forth in Article XIV hereof.

“Master Transaction Agreement” shall have the meaning set forth in Recital A.

“Overdue Rate” shall mean the simple rate of six percent (6%) per annum.

“Premises” shall mean the office space described for each Site as set forth on Schedule 1 hereto.

“Renewal Term” shall mean each successive renewal term of three years as provided in Section 2 of each Site Lease.

“Renewal Term Basic Rent” shall have the meaning set forth in Section 3.1.

“Rent” shall mean Basic Rent and Supplemental Rent.

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“Site” shall refer to each separate individual site formerly used by each Clinic, and to be occupied and used by the New Clinic, as listed in Schedule 1; as used herein, “Sites” shall refer to all said sites collectively.

“Site Lease” or “Site Leases” means the leases referenced in Section 2.1 hereof for each of the Sites, attached hereto as Exhibits A-1 through A-11 hereto.

“Supplemental Rent” shall have the meaning set forth in Section 3.2.

“Taxes” shall have the meaning set forth in Section 3.5(a).

“Transaction Documents” shall have the meaning set forth in Recital C.

“Utility Expenses” shall have the meaning set forth in Section 3.5(c).

ARTICLE III.
TERMS

Section 3.1  Basic Rent. Basic Rent for each Site shall be set forth in each applicable Site Lease, listed in Schedule 1 hereto, and shall consist of the Initial Term Basic Rent (as adjusted annually pursuant to Section 3.1(a)) for the Initial Term, and the Renewal Term Basic Rent (as adjusted annually pursuant to Section 3.1(a)) for each subsequent Renewal Term (as applicable to each Site and applicable term, the “Basic Rent”). The parties agree and acknowledge that the parties have reduced aggregate rent under all Site Leases during the Initial Term by $300,000 per annum (“Initial Term Credit”), and such reduction has been applied pro rata among all Site Leases as reflected in Schedule 1 and set forth under the columns marked “Initial Term Basic Rent”. The parties further agree that in the event that any Site Lease shall terminate prior to the end of the Initial Term, that the Initial Term Credit shall be applied ratably among all Site Leases remaining in effect, and in such event the Initial Term Basic Rent applicable to each Site Lease shall be appropriately and ratably adjusted to reflect such Initial Term Credit.

Rent shall be payable on the first of each calendar month, beginning with the first full month following the Closing Date. The first payment of rent by Lessee shall include an amount representing applicable Basic Rent prorated for the partial month immediately following the Closing Date. Lessor may appoint an agent to receive rent payable to the Lessor, and to act on behalf of Lessor as provided in this Agreement, provided that Lessor shall give Lessee at least 30 days prior written notice of such designation. Beginning one year from the Commencement Date or commencement of the first Renewal Term, as applicable, Basic Rent will be adjusted on each anniversary of such date (the “Adjustment Date”) to reflect increases in the Consumer Price Index for “All Urban Consumers, U.S. City Average, All Items,” issued by the Bureau of Labor Statistics of the United States Department of Labor.

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a.	The adjustments in the Basic Rent will be determined by multiplying the applicable Basic Rent specified in the lease by a fraction, the numerator of which is the index number for the last month before the adjustment and the denominator of which is the index number for the first month of the first year of the Term. If the product is greater than the Initial Term Basic Rent, Lessee will pay this greater amount as Basic Rent until the next rental adjustment. Basic Rent will never be less than the Initial Term Basic Rent or Renewal Term Rent.

b.	Lessor will notify Lessee of each adjustment to Basic Rent no later than sixty days after the Adjustment Date.

Section 3.2  Supplemental Rent. “Supplemental Rent” shall include interest due on late payments pursuant to Section 3.4, ad valorem taxes (paid in equal monthly installments on the same date that Basic Rent is due, based on the prior years’ taxes), and insurance (paid in equal monthly installments based upon the prior years’ insurance premium expense on the same date that Basic Rent is due); provided, however, Supplemental Rent shall not include Utility Expenses and maintenance expenses incurred by Lessee under Section 6.1. Lessee shall pay to the Agent, or to whomever shall be entitled thereto as expressly provided herein, any and all Supplemental Rent on the date the same shall become due and payable and in the event of any failure on the part of such Lessee to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this Section 3.2 shall be payable in the type of funds and in the manner set forth in Section 3.3. For purposes of this Section, taxes and insurance with respect to each Site for the 2004 calendar year are set forth on Schedule 1 attached hereto. Taxes and insurance costs for each subsequent year shall be calculated after the end of each such year.

Section 3.3  Method of Payment. Basic Rent shall be paid to the Agent, and Supplemental Rent shall be paid to the Agent (or to such Person as may be entitled thereto) or, in each case, to such Person as the Agent (or such other Person) shall specify in writing to the Lessee, and at such place as the Agent (or such other Person) shall specify in writing to the Lessee. Each payment of Rent shall be made in lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

Section 3.4  Late Payment. If any Basic Rent shall not be paid within five Business Days after the date when due, the Lessee shall pay to the Agent, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate. It is not the intent of this provision to charge any amount of usurious interest and, should any charge under this clause amount to usurious interest, then the amount of such excess interest shall be deemed not to be due and owing and, should excess interest be collected by Lessor, it shall be returned to Lessee within seven (7) days of Lessee’s written request for such reimbursement.

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Section 3.5  Taxes, Insurance and Utilities. Lessee shall pay all Basic Rent and Supplemental Rent, and except as set forth in this Master Lease, Lessee shall pay all costs, charges, assessments and other expenses arising out of the possession, use, occupancy, maintenance, subleasing, repair of, or addition to, the Leased Properties or any portion thereof, including, without limitation, all heating and air-conditioning systems, plumbing, electrical, interior and exterior painting, and plate glass. In addition, Lessee shall be responsible for up to $2,000 per year for all expenses associated with the maintenance, upkeep and repair of the roof on any buildings located on the Leased Properties (the “Roof Expense”). Lessor and Lessee shall each be responsible for fifty percent (50%) of Roof Expenses exceeding $2,000 per year. (a)  Certain Taxes. Without limiting the generality of this Section 3.5, Lessor agrees to pay when due all real estate taxes, personal property taxes on property owned by Lessor, lease taxes imposed upon the rental payments hereunder, and assessments on the real property for public works by the city, county or other municipality in which Lessor’s property is located (the “Tax(es)”), when the same shall be due and payable; provided, however, that this Section shall not apply to any of the taxes agreed to be paid by a particular party under the Master Transaction Agreement. Any Tax incurred prior to the beginning of the Lease Term shall not be included as Supplemental Rent, and Lessor accepts responsibility for and agrees to pay such Taxes.

(b)  Insurance. Lessee shall procure and maintain a policy or policies of general commercial insurance with respect to the Premises included in the Leased Properties, which includes bodily injury and property damage coverage with a combined single limit of at least one million dollars ($1,000,000) per occurrence, which shall insure, on an occurrence basis, against any negligence, claims, suits or liability of Lessee, its employees and agents arising out of or in connection with Lessee’s use, occupancy and maintenance of the Premises (“Insurance”). Lessee shall, within 14 days after to the date on which Lessee takes possession of each Site, provide the Lessor with a certificate of insurance evidencing the foregoing coverage, and shall name the Lessor as an additional insured on such policy or policies.

(c)  Utility Charges. Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, electricity, lights, heat, water charges, sewer charges, power, telephone or other communication service rendered or supplied to, upon or in connection with the Leased Properties leased under each Site Lease (“Utility Expenses”).

ARTICLE IV.
WAIVERS; REPRESENTATIONS AND WARRANTIES

Section 4.1 General. During the Lease Term, Lessor’s interest in the Leased Properties, including the Equipment and Furnishings for each Site, is demised and let by Lessor “as is,” “with all faults” and subject to (a) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Properties, (b) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the related Closing Date), (c) all Applicable Law, and (d) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term.

Section 4.2  Lessor’s Representations and Warranties. Lessor hereby represents and warrants as follows:

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(a)	Lessor owns all Equipment and Furnishings for each Site, free of Liens, and has access to and the right to lease said Equipment and Furnishings to the Lessee pursuant to the terms hereof;

(b)
Except as set forth on Schedule 2 hereto, the Equipment and Furnishings are in good working condition, suitable for use in the Practice as conducted immediately prior to the Closing Date, and to the Lessor’s actual knowledge there are no material defects in such Equipment and Furnishings, except for those disclosed to Lessee;

(c)
Lessor either has valid and subsisting lease agreements with the respective property owners, or owns all right, title and interest in the Premises for each Site, free of Liens, except as set forth on Schedule 2 attached hereto, and has access to and the right to lease said Premises to the Lessee pursuant to the terms hereof;

(d)
Lessor has no actual knowledge of any fact, circumstance or condition which individually or in the aggregate would or is likely to materially interfere with the Lessee’s quiet use and enjoyment of the Premises, so long as Lessee fully performs its obligations hereunder.

ARTICLE V.
LIENS; EASEMENTS; PARTIAL CONVEYANCES

Lessee shall not directly or indirectly create, incur or assume, and Lessee shall promptly discharge, any Lien on or with respect to any Leased Property, the title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to a Lessee, or any of its contractors or agents or alterations constructed by a Lessee.

ARTICLE VI.
MAINTENANCE AND REPAIR;
ALTERATIONS, MODIFICATIONS AND ADDITIONS

Section 6.1  Maintenance and Repair; Compliance with Law. Lessee, at its own expense, shall at all times (a) maintain each Leased Property leased by it in good repair and condition (subject to ordinary wear and tear), in accordance with all Applicable Laws and insurance requirements, (b) maintain the Leased Property (whether or not such maintenance requires structural modifications or alterations) in accordance with all Applicable Laws and insurance requirements and (c) operate and otherwise keep each Leased Property in compliance in all material respects with, all Applicable Laws and insurance requirements, provided, however, Lessee’s obligations in this Section 6.1 shall not apply in a Casualty Event (as defined in Section 8.1). At all times, Lessee shall maintain, repair, operate, and otherwise keep the Leased Premises in such condition that poses no obvious risk of injury to any invitees, licensees, or trespassers.

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Section 6.2  Alterations. Lessee may make alterations to the Leased Property only if Lessee obtains the prior written consent of Lessor (which consent shall not be unreasonably withheld); provided that Lessee delivers to Lessor: (a) proposed plans and specifications for any such alterations; (b) the name, address and phone number of the proposed contractor(s); (3) the proposed budget for the alterations; and (4) such other and further information or documents as the Lessor may reasonably require; and provided further, however that notwithstanding the foregoing, no prior consent shall be required for ordinary repairs, maintenance, or minor modifications costing less than $2,000.

Section 6.3  Title to Alterations. Title to all approved alterations shall without further act vest in Lessor and shall be deemed to constitute a part of the Leased Properties and be subject to this Master Lease; provided, however, that as long as Lessee is not in default hereunder, Lessee shall have the right to remove its trade fixtures, personal property and equipment (which were not previously provided by Lessor under the terms of this or any Site Lease, which do not constitute alterations and which were not acquired with funds provided by Lessor).

Section 6.4 Equipment and Furnishings. No Equipment and Furnishings shall be removed from any of the Premises by either party without the mutual consent of the parties.

ARTICLE VII.
USE

Lessee may use each Leased Property or any part thereof for any lawful purpose, but in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which such Leased Property is located, and provided that such use does not materially adversely affect the fair market sales value, utility, remaining useful life or residual value of such Leased Property, and does not materially violate or conflict with, or constitute or result in a material default under, any Applicable Law or any insurance policy required hereunder. In the event that any use of any Leased Property changes the character or original intended use of such Leased Property, as such character and intended use existed on the Closing Date, the Lessee, upon request of Lessor, shall restore such Leased Property to its general character and intended use as it existed on the Closing Date, ordinary wear and tear excepted. In no event shall Lessee cause or allow any nuisance within the Leased Premises.

Lessee shall not use the Leased Premises for any of the following: adult-oriented businesses, sexually-oriented businesses, manufacture, repair, environmentally dangerous activities, headshops, liquor establishments, veterinarian offices, or the preparation or sale of foodstuffs. Lessee is solely liable and responsible for acquiring any permits or licenses necessary to the conduct of its business on the Leased Premises.

ARTICLE VIII.
DAMAGE BY CASUALTY AND DUTY TO REPAIR

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Section 8.1 Casualty Events. If the Leased Property is damaged by casualty (including but not limited to fire, flood, Act of God, Act of War, riot, insurrection, terrorism or natural disaster) in such a percentage or amount that the Lessor deems, in his exclusive discretion that the Leased Property cannot be used for its intended purpose, Lessor has an option to restore the Leased Property. Lessor shall notify Lessee within thirty (30) days of the Casualty Event of Lessor’s intentions with respect to the Leased Property. In the event Lessor fails to notify Lessee within such thirty (30) day period, Lessor shall be deemed to have elected to restore the Leased Premises. If Lessor chooses not to restore, this Lease will terminate. If Lessor chooses to restore, Lessor will notify Lessee of its good faith estimate of the time to restore and will begin repairs reasonably promptly, but in no event later than ten days after the casualty event. If the estimated time to repair exceeds one hundred eighty (180) days, if the Lessor does not commence repairs within ten days of the casualty event, the Lessee may terminate the Site Lease for the affected Leased Property. In the event that Lessor chooses to restore, Lessor will, at its expense, restore the Leased Property to substantially the same condition that existed before the casualty, provided, however that the Lessor shall not be obligated to repair the Lessee’s trade fixtures or personal property.

If Lessor fails to complete the portion of the restoration for which Lessor is responsible within one hundred eighty (180) days from the commencement of repairs by Lessor, Lessee may terminate this lease by written notice delivered to Lessor before Lessor completes Lessor’s restoration obligations.

Section 8.2 Abatement. Rent abatement shall apply during the period of time between the date of occurrence of the damage, until the date that such repairs are complete. If, however, the Lessee is able to conduct the Practice without material interference due to the damage, no abatement of Rent shall apply, and the Lessor shall repair the damage as soon as reasonably practicable.

Section 8.3. Business Interruption. In no event shall Lessor be liable for any loss of income sustained by Lessee as a result of Act of God with respect to the Leased Premises. Lessee recognizes that it may purchase a policy of business interruption insurance to cover such matters and that Lessor is not providing such insurance and is not to act as an insurer of Lessee’s business.

Section 8.4.  Damage to Property. In no event shall Lessor be liable for any damage to the personal property of Lessee unless such damage is caused by the gross negligence of the Lessor.

ARTICLE IX.
ASSIGNMENT AND SUBLEASING

Section 9.1 Sublease. Lessee may not assign any of its right, title or interest in, to or under this Master Lease or any Site Lease, except as set forth in this Article IX. Lessee may sublease, with Lessor’s prior written consent (which consent shall not be unreasonably withheld), all or any portion of any Leased Property, provided that with respect to a sublease (a) all obligations of Lessee shall continue in full effect as the obligations of a principal and not as the obligation of a guarantor or surety, and Lessee shall remain fully responsible for performance of each clause of this Master Lease and of any applicable Site Lease unless assigned pursuant to Section 9.2 below; (b) such sublease shall be expressly subject and subordinate to this Master Lease; (c) each such sublease shall terminate on or before the applicable Lease Termination Date; and (d) Lessee shall provide Lessor with a copy of such sublease including the proposed use by the sublessee of the Leased Property and the Sublessee shall expressly assume all obligations, duties and responsibilities hereunder and shall expressly be subject to all terms of this Master Lease.

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Section 9.2 Assignment. Lessee shall not, without the prior written consent of the Lessor, assign or transfer this Agreement, provided, however, that a Change in Control (as hereinafter defined) of the Lessee shall not be deemed to constitute an assignment. For purposes of this Master Lease, a “Change in Control” shall mean a change in ownership or control of the Lessee through the direct or indirect acquisition by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Lessee’s outstanding securities.

Section 9.3 Sale of Property. In the event the Lessor intends to sell all or a portion of the Leased Property, or enters into an agreement to sell such Leased Property, the Lessor agrees to provide Lessee prompt written notice of such sale (but in no event later than 20 days after such event).

ARTICLE X.
EVENTS OF DEFAULT

Section 10.1  Events of Default. The following events shall constitute Events of Default hereunder and under each Site Lease (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  Lessee shall fail to make any payment of Basic Rent or Supplemental Rent within five (5) Business Days after the date that such Basic Rent or Supplemental Rent is due, under a Site Lease.

(b)  (i) at the discretion of Lessor, the filing of a voluntary or involuntary petition in bankruptcy against Lessee, unless Lessee obtains an Order from the Bankruptcy Court specifically allowing payment of rent and discharge of all other obligations under this Lease or the applicable Site Lease, or (ii) the consent by Lessee to the appointment of a conservator, receiver, liquidator or trustee for the Lessee in any bankruptcy, receivership, conservatorship, insolvency or similar proceedings of or relating to the Lessee or relating to substantially all its property, the admission in writing by the Lessee of its inability to pay its debts generally as they become due, the filing by the Lessee of a petition to take advantage of any applicable bankruptcy, receivership, conservatorship, insolvency or similar statue, the making by the Lessee of an assignment for the benefit of its creditors or the voluntary suspension by the Lessee of payment of its obligations.

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(c) Lessee shall fail to perform any material nonmonetary obligation of Lessee under this Master Lease Agreement or any Site Lease and such nonperformance shall continue for a period of thirty (30) days after written notice to Lessee of such default.

(d) An Event of Default under this Master Lease Agreement or under any Site Lease shall be deemed an Event of Default under all Site Leases and the Master Lease Agreement. In such event, Lessor may exercise any and all remedies available to it pursuant to Article XI hereof, with respect to any Site, whether or not the Event of Default occurred under that specific Site Lease.

ARTICLE XI.
REMEDIES; ENFORCEMENT

Section 11.1  Remedies. Upon the occurrence and during the continuance of any Event of Default under a Site Lease, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default with respect to such Site Lease:

(a)  Lessor may, by notice to Lessee, rescind or terminate the Site Lease under which such Event of Default occurred, provided that such default is uncured and continuing, and Lessor shall have delivered thirty (30) days prior written notice to Lessee of intent to terminate.

(b)  Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of Lessor, return possession of the Leased Propert(ies) with respect to the applicable Site or Sites promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article VI hereof as if the Leased Properties were being returned at the end of the Lease Term.

(c)  Lessor may, at its option, not terminate this Master Lease or the Site Lease under which an Event of Default occurred, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due Lessor (together with all costs of collection, including but not limited to reasonable and necessary attorney’s fees) and enforce the Lessee’s obligations under this Master Lease or applicable Site Lease as and when the same become due or are to be performed, and at the option of Lessor, upon any abandonment of any Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Master Lease or the Site Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet such Leased Property, and relet such Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Master Lease or the Site Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to the Lessee’s obligations hereunder and under the Site Lease. In the event of such reletting, Lessee shall remain liable for any amount by which the Rent due hereunder and under the Site Lease is greater than the amount of rent to be paid by the new Lessee. Lessee shall be liable to Lessor for all costs of reletting, including but not limited to broker’s or agent’s fees or advertising costs.

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(d) Lessor may retain and apply against Lessor’s damages all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Master Lease or the Site Lease.

Section 11.2  Remedies Cumulative. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy held by either of the parties hereto or otherwise provided in this Master Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

ARTICLE XII.
LESSEE’S EQUIPMENT

Any of Lessee’s trade fixtures, personal property and equipment not removed by such Lessee at the end of the lease term shall be considered abandoned by such Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to any Lessee and without obligation to account or pay therefor and the Lessee will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to such Leased Property caused by such removal. Lessee will immediately repair at its expense all damage to such Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event such Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor’s rights under this Article XII, nor shall Lessor be responsible for any loss of or damage to any Lessee’s personal property and equipment.

ARTICLE XIII.
RIGHT TO PERFORM FOR LESSEE

If Lessee shall fail to perform or comply with any of its agreements contained herein and either such failure shall continue for a period of twenty (20) or more days after notice to Lessee by Lessor or the Agent or such failure has resulted in immediate material danger to any Leased Property or Lessor’s or the Agent’s interest therein, Lessor, upon reasonable notice to Lessee, may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the actual and reasonable expenses of Lessor (including actual and reasonable attorneys’ fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by the Lessee to Lessor within twenty (20) days after written demand therefor.

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ARTICLE XIV.
TERMINATION

Section 14.1 Termination. Each Site Lease shall terminate without further liability upon the occurrence of one or more of the following events (each date of such termination, a “Lease Termination Date”):

(a)
Upon election of the Lessor in the case of an Event of Default under such Site Lease, provided that Lessor has delivered to Lessee a written notice of an Event of Default which is uncured and continuing, thirty (30) days prior to the date of termination;

(b)	occurrence of a Casualty Event which the Lessor elects not to repair pursuant to Section 8.2;

(c)	termination of the Master Transaction Agreement without consummation of the transactions contemplated therein;

(d)	a date mutually agreed in writing by the parties; or

(e)	with respect to a Site, as set forth in the applicable Site Lease.

ARTICLE XV.
MISCELLANEOUS

Section 15.1  Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for a Lessee to do so, such Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for a Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Agent if applicable) within a reasonable time prior to the date for filing (but in no event less than seven days prior to the date for filing) and Lessor shall file, any material reports with respect to the condition or operation of such Leased Property that shall be required to be filed with any Governmental Authority.

Section 15.2  Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Master Lease, and the respective rights and obligations hereunder of Lessor and the Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer any Leased Property or any interest therein in accordance with the provisions of the Transaction Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights granted hereunder to the Agent and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns.

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Section 15.3  Quiet Enjoyment. Lessor covenants that it will not interfere in the Lessee’s or any of its permitted sublessees’ quiet enjoyment of the Leased Properties in accordance with this Master Lease during the Lease Term, so long as no Event of Default has occurred and is continuing. Such right of quiet enjoyment is independent of, and shall not affect, Lessor’s rights otherwise to initiate legal action to enforce the obligations of the Lessee under this Master Lease.

Section 15.4  No Joint Venture. Nothing in this Master Lease shall be construed to create or constitute a partnership, joint venture, or other similar relationship between the Lessor and Lessee, and such relationship is hereby expressly disclaimed by the parties.

Section 15.5. Severability. The parties hereto intend that the lease of the Premises for each Site (individually with respect to each Site), and the lease of Equipment for each Site (with each set of Equipment for a Site treated separately) pursuant to each Site Lease hereunder, shall be treated and considered as a separate lease agreement hereunder between the Lessor and the Lessee. Additionally, each article, section, subsection and lesser section of this Master Lease constitutes a separate and distinct undertaking, covenant or provision hereof. The breach, violation, or Event of Default under any Site Lease shall not be deemed to be, and shall not constitute, a breach, violation or Event of Default under any other Site Lease. In the event that any provision of this Master Lease shall finally be determined to be unlawful, such provision shall be deemed severed from this Master Transaction Agreement, but every other provision of this Master Transaction Agreement shall remain in full force and effect.

Section 15.6 Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Master Lease shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

If to Lessee, addressed to:

Robert S. Goldsamt, CEO
Basic Health Care Networks of Texas, L.P.
4270 Promenade Way, Suite 226
Marina Del Rey, California 90292
Telecopy: (310) 821-5411

With copies to:

Kevin K. Leung, Esq.
Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Facsimile: (310) 208-1154

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  If to the Lessor, addressed to:

Attn: Dr. Bruce Wardlay
BEW Financing, LP
17853 Country Road, 105A
Grandview, TX 76050
e-mail: txmedclinic@hotmail.com
Facsimile: (817) 866-3487

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day after dispatch if sent by nationally-recognized, overnight courier and (iii) on the third Business Day after dispatch, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in Texas are not required to be open.

Section 15.7 Choice of Law. This Master Lease Agreement shall be construed, interpreted, and the rights of the parties determined in accordance with, the laws of the State of Texas except with respect to matters of law concerning the internal affairs of any corporation or professional association which is a party to or the subject of this Master Lease Agreement, and as to those matters the law of the state of incorporation or organization of the respective entity shall govern. The parties agree that if a controversy or claim between or among them arises out of or in relation to this Master Lease Agreement and results in litigation, the courts of the State of Texas shall have jurisdiction to hear and decide such matter, and the parties hereto submit to jurisdiction to such courts.

Section 15.8 Entire Agreement; Amendments and Waivers. This Master Lease Agreement, together with each Site Lease and all exhibits and schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written (including the letter of intent) of the parties, and there are no warranties, representatives or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of this Master Lease Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Master Lease Agreement and shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Master Lease Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Master Lease Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

  Section 15.9 Reformation Clause. The parties acknowledge that federal and state law and regulations applicable to physicians, health care organizations, and business transactions in which physicians and other health care providers participate are subject to change, and that such changes in laws and regulations, and interpretations thereof by courts and regulatory authorities may affect the transactions contemplated by this Master Lease Agreement , i.e., certain aspects of the contemplated transactions may become prohibited or economically impractical as a result of such changes. If such event occurs, the parties each agree to negotiate in good faith such alterations to the structure and terms of the transactions under this Master Lease Agreement as may be necessary to make them lawful under then-applicable laws and regulations, without materially disadvantaging either party.

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Section 15.10 Expenses. Each of the parties hereto shall pay the fees and expenses of its counsel, accountants and other experts incident to the negotiation and preparation of this Master Lease.

Section 15.11 Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated by the Transaction Documents or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties’ respective obligations hereunder or the purposes of this Master Lease Agreement.

Section 15.12 Multiple Counterparts. This Master Lease Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 15.13  Headings. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Master Lease Agreement.

Section 15.14.  Landlord’s Lien. In addition to the statutory landlord's lien, Lessor shall have at all times a valid contractual lien securing the payment of all rentals and other sums of money becoming due under this Lease from Lessee, and Lessee hereby grants to Lessor a security interest in and a lien upon all goods, wares, equipment, fixtures, furniture and other personal property of the Lessee situated on the Leased Property, and such property shall not be removed from the Leased Property without the written consent of Lessor until all arrearages in rent as well as any and all other sums of money then due to Lessor shall have been paid and discharged. Upon the occurrence of an event of default by Lessee, Lessor, in addition to any other remedies provided herein or by law, may enter upon the Leased Property and take possession of any and all goods, wares, equipment, fixtures, furniture and any other personal property of the Lessee situated on the Leased Property without liability for trespass or conversion, and sell the same in accordance with applicable provisions of the Texas Uniform Commercial Code.

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Section 15.15. Liability. Lessor shall not be liable to Lessee or Lessee’s employees, agents, invitees or licensees or to any other person whomsoever, for any injury to person or damage to property on or about the Leased Property caused by the negligence or misconduct of Lessee, its agents, servants, employees, invitees or licensees or caused by the building or improvements located on the Leased Property, and Lessee agrees to indemnify and hold Lessor harmless from and against any and all suits, judgments, loss, expense, and claim arising out of such damage or injury, including but not limited to attorneys' fees. The liability of Lessor to Lessee for any default by Lessor under the terms of this Master Lease Agreement or any Site Lease shall be limited to the value of the property leased under the applicable Site Lease and neither Lessor, any party comprising Lessor, nor any affiliate of Lessor shall be personally liable for any deficiency.

Section 15.16. Holding Over. Any holding over by Lessee after the term of this Lease shall operate and be construed as a tenancy from week to week at a rental rate equal to one hundred twenty-five percent (125%) of the then rental rate being charged to Lessee.

Section 15.17. Access by Lessor. Lessor, and its agents and employees shall have access to and the right to enter upon any and all parts of the Leased Property at any reasonable time to examine the condition thereof, to clean, to show the Leased Property to prospective purchasers or tenants and for any other purpose deemed reasonable by Lessor; provided, however, that Lessor shall use its best efforts to provide Lessee with at least 24 hours’ prior notice of such access or entry.

Section 15.18. Exception to Covenant Not to Compete. Reference is made to the Non-Competition Agreement dated of even date herewith between the Lessee and Dr. Bruce Wardlay, entered into pursuant to the Master Transaction Agreement (the “Non-Competition Agreement”). The Lessor and the Lessee hereby expressly agree that in the event that the Master Lease Agreement (or any “Site Lease” hereunder) is terminated or if Lessee is in default under this Master Lease Agreement (or any Site Lease) and Lessor elects to not terminate the Master Lease Agreement or any such Site Lease, the re-leasing of the same office space thereafter by Lessor to a third party clinic, medical practice, or management company in the same or similar line of business as, or in direct or indirect competition with the Lessee, shall not be deemed to be a violation of the non-competition covenants set forth in Sections 1.1 and 1.2 of the Non-Competition Agreement or the non-competition covenants set for in Section 4.4 of the Consulting Agreement entered into by and between Bruce E. Wardlay as Consultant and the Lessee as Purchaser.

Section 15.20. Indemnification. Lessee shall indemnify Lessor against any and losses, claims, suits, damages or judgments arising out of or in consequence of any breach by Lessee of this Lease, any breach by Lessee of any Transaction Document (as defined in the Master Transaction Agreement), or any violation solely on the part of Lessee of any court ruling, law or regulation..

Section 15.21. Failure to Exercise Remedy. The failure of Lessor to enforce any default or breach or the failure to exercise any remedy under this contract against Lessee on one or more occasions shall not constitute a waiver of the right of Lessor to enforce such default or breach or to exercise such remedy in the future.

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IN WITNESS WHEREOF, the undersigned have each caused this Master Lease Agreement to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.

BASIC HEALTH CARE NETWORKS
OF TEXAS, L.P.
a Texas limited partnership

By: Basic Health Care Networks of Texas I, LLC
its General Partner

By:     /s/ Robert Goldsamt
Robert Goldsamt
Chief Executive Officer

BEW FINANCING, L.P., a Texas limited partnership

By: Wardlay Farms and Ranches, Inc, a Texas corporation, General Partner

By:     /s/ Bruce Wardlay
Bruce W. Wardlay, President

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	)
)
County of Los Angeles	)

On 12/14/05 before me, Sylvia Karayan, personally appeared Robert Goldsamt,

☐	personally known to me
☒	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

[Notarial Seal] [SYLVIA KARAYAN Commission # 1383506 Notary Public - California Los Angeles County My Comm. Expires Nov 5, 2006]	WITNESS my hand and official seal. /s/ Sylvia Karayan Signature of Notary Public

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STATE OF TEXAS	)
)
COUNTY OF TARRANT	)

The foregoing Master Lease Agreement was acknowledged before me, the undersigned Notary Public, in the County of Tarrant this 12th day of December, 2005, by Bruce E. Wardlay, president of Wardlay Farms and Ranches, Inc., a Texas corporation, and the general partner of BEW Financing, L.P., a Texas limited partnership on behalf of such corporation and partnership.

[Notarial Seal] [JENNIFER M. WILLIAMS MY COMMISION EXPIRES December 9, 2008]	/s/ Jennifer M. Williams Notary Public Printed Name: Jennifer M. Williams County of Residence: Tarrant My commission expires: 12-9-08

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SCHEDULE 1

SITES; LEASED PROPERTIES

Exhibit	Address of Site; Former Clinic Name (according to former occupant Clinic)	Initial Term Taxes and Insurance (monthly)	Initial Term Basic Rent* (monthly)	Initial Term Basic Rent* (annual)	Renewal Term Basic Rent* (monthly)	Renewal Term Basic Rent* (annual)
A-1	303 MEDICAL CLINIC, P.A. 710 E. Spur 303 Grand Prairie, TX 75051	$ 875.79	$2,529.00	$30,347.52	$ 4,400.00	$ 52,800.00
A-2	BRUCE WARDLE’, D.O., P.A. (d.b.a. OAK CLIFF MEDICAL TREATMENT CLINIC) 1401 West Jefferson Blvd. Dallas, TX 75208	$ 1275.15	$5,748.00	$68,971.64	$ 10,000.00	$120,000.00
A-3	LAKE JUNE MEDICAL CENTER, P.A. 7716 Lake June Road Dallas, TX 75217	$ 713.15	$2,874.00	$34,485.82	$ 5,000.00	$ 60,000.00
A-4	O’CONNOR MEDICAL CENTER, P.A. 620 N. O’Conner Road Irving, TX 75061	$ 923.23	$2,874.00	$34,485.82	$ 5,000.00	$ 60,000.00
A-5	RED BIRD URGENT CARE CLINIC, P.A. 4323 S. Hampton Road Dallas, TX 75232	$ 2,807.63	$5,748.00	$68,971.64	$ 10,000.00	$120,000.00
A-6	REHABILITATION PHYSICIANS NETWORK, INC. D/b/a North Texas Rehab Center 5101 Ross Avenue (upper floor) Dallas, TX 75006	$ 1,363.90	$3,276.00	$39,313.83	$ 5,700.00	$ 68,400.00
A-7	IBERIA MEDICAL CLINIC, P.A. (d.b.a. Southside Rehabilitation) Note - also houses Ft. Worth Rehabilitation, Inc. 520 West Seminary Dr. FT Worth, TX 76115	$ 913.07	$1,932.00	$23,181.94	$3,361.00	$ 40,333.00

* Subject to adjustment as provided in Section 3.1 hereof.

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SUBLEASES

Exhibit	Address of Site; Former Clinic Name (according to former occupant Clinic)	Tax and Insurance (monthly)	Initial Term Basic Rent* (monthly)	Initial Term Basic Rent* (annual)	Renewal Term Basic Rent* (monthly)	Renewal Term Basic Rent* (annual)
A-8	KINGSLEY MEDICAL CLINIC, P.A. (d.b.a. RIDGEWOOD MEDICAL CLINIC) 219 W. Kingsley, Suite 336 Garland, TX 75041	$242.08	$1,690.00	$20,277.66	$ 2,940.00	$35,280.00
A-9	KINGSLEY MEDICAL CLINIC, P.A. (d.b.a. RIDGEWOOD MEDICAL REHAB) 219 W. Kingsley, Suite 322 Garland, TX 75041	$242.08	$2,450.00	$29,402.61	$ 4,263.00	$51,156.00
A-10	NORTHSIDE MEDICAL CLINIC, P.A. 1600 N. West 25th Street, Suite B FT Worth, TX 76106	$273.83	$2,874.00	$34,485.82	$ 5,000.00	$60,000.00
A-11	IBERIA MEDICAL CLINIC, P.A. (d.b.a. Southside Medical Clinic) 544 W. Seminary Dr. FT Worth, TX 75208	$234.33	$3,161	$37,934.40	$ 5,500.00	$66,000.00

SUMMARY - LEASES AND SUBLEASES

Address of Site; Former Clinic Name (according to former occupant Clinic)	Tax and Insurance (monthly)	Initial Term Basic Rent* (monthly)	Initial Term Basic Rent* (annual)	Renewal Term Basic Rent* (monthly)	Renewal Term Basic Rent* (annual)
TOTAL LEASES	$8,871.92	$24,980.00	$299,758.21	$43,461.00	$521,533.00
TOTAL SUBLEASES	$992.32	$8,811.00	$105,731.79	$15,330.00	$183,957.00
GRAND TOTAL	$9,864.24	$33,790.83	$405,490.00	$58,790.83	$705,490.00

* Subject to adjustment as provided in Section 3.1 hereof.

23

SCHEDULE 2

DISCLOSURE SCHEDULE

Liens on Property

Property not owned by Lessor

24

EXHIBIT A-1-A-7

SITE LEASE
[ADDRESS OF PROPERTY]

THIS SITE LEASE (as from time to time amended or supplemented, this “Lease”), dated as of ____________, 2006, is among BEW FINANCING, LP., a Texas limited partnership (together with its successors and assigns hereunder, the “Lessor”), as Lessor, and BASIC HEALTH CARE NETWORKS OF TEXAS, L.P., a Texas limited partnership (“Company”or the “Lessee”).

RECITALS

A.  Lessee has entered into a Master Transaction Agreement dated as of November __, 2005 (as amended, supplemented or otherwise modified from time to time, the “Master Transaction Agreement”) with 303 MEDICAL CLINIC, P.A., a Texas professional association, BRUCE WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association (collectively, the “Clinics”) and Bruce E. Wardlay, D.O. (“Physician”).

B.  In addition, Physician is entering in to asset purchase agreements with FT.WORTH REHABILITATION, INC. d/b/a North Texas Rehab Center, 520 W. Seminary Drive, Fort Worth, Texas 76115, and REHABILITATION PHYSICIANS NETWORK, INC., a Texas corporation d/b/a North Texas Rehab Center, 5101 Ross Avenue, Dallas, Texas 75206 (the “Work Hardening Purchase Agreements”), pursuant to which Physician shall acquire certain assets including good will and receivables, of certain medical clinics (the “Work Hardening Centers”) operated by these entities, which assets shall in turn be assigned to the Company. The Work Hardening Centers and the clinics a party to the Master Transaction Agreement are referred to collectively in this Master Lease as the “Clinics”).

C. Lessor and Lessee have entered into a Master Lease Agreement (herein so called) governing the lease of the Sites (hereinafter defined), including the property covered by this Site Lease.

D.  The Master Transaction Agreement, together with each of the exhibits attached thereto, the Asset Purchase Agreement and each of the other Asset Purchase Agreements of like tenor (and documents to be executed in connection therewith) and the Master Lease Agreement, are hereinafter collectively referred to as the “Transaction Documents.”

E.  Except as noted in Schedule 2 of the Master Lease Agreement, the real property, equipment, furnishings and fixtures used in the Practice are owned by Lessor.

25

F.  Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each Site, together with the Equipment, Furnishings and Fixtures at each such Site, pursuant to the terms hereof and of a Master Lease Agreement dated an even date herewith, under which the parties are entering into a series of Site Leases, including this Lease.

IN WITNESS WHEREOF, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.  Acceptance and Lease of Property. On the Closing Date under the Master Transaction Agreement, subject to the terms and conditions provided therein, Lessor hereby agrees to lease to Lessee the property described as:

[Address of Property]

including the Equipment and Furnishings (as such terms are defined in the Master Lease Agreement) at such location (the “Leased Property”).

2.  Lease Term. The initial term (“Initial Term”) of this Lease shall be three (3) years commencing on the Closing Date. Lessee shall have the option to renew this Lease for an unlimited number of successive terms of three years each (each, a “Renewal Term”) (subject to the terms hereof and Article XIV of the Master Lease Agreement), as follows: (a) each of the renewal terms shall commence on the day following the expiration of the preceding term; (b) the option shall automatically be exercised and the lease thereby renewed, unless written notice is delivered to the Lessor by the Lessee not less than sixty (60) days prior to the last day of the expiring term; and (c) the terms and conditions for each renewal term shall be identical with the initial term.

3. Rental Rate. During the Initial Term of this Lease, Lessee agrees to pay to Lessor as Initial Term Basic Rent the sum of _________________ ($________) per month and Supplemental Rent of ____________ per month, subject to adjustment as provided herein. During each Renewal Term of this Lease, Lessee agrees to pay to Lessor as Renewal Term Basic Rent the sum of _________________ ($________) per month and Supplemental Rent of ____________ per month, subject to adjustment as provided herein. Notwithstanding anything herein to the contrary, the Initial Term Basic Rent shall be subject to adjustment as provided in Section 3.1 of the Master Lease Agreement.

Beginning one year from the Commencement Date, the Basic Rent will be adjusted on each anniversary of the commencement of the Initial Term or the first Renewal Term, as applicable (the “Adjustment Date”) to reflect increases in the Consumer Price Index for “All Urban Consumers, U.S. City Average, All Items,” issued by the Bureau of Labor Statistics of the United States Department of Labor.

26

a. The adjustments in the Basic Rent will be determined by multiplying the applicable Basic Rent specified in the lease by a fraction, the numerator of which is the index number for the last month before the adjustment and the denominator of which is the index number for the first month of the first year of the Term. If the product is greater than the Initial Term Basic Rent, Lessee will pay this greater amount as Basic Rent until the next rental adjustment. Basic Rent will never be less than the Initial Term Basic Rent.

b. Lessor will notify Lessee of each adjustment to Basic Rent no later than sixty days after the Adjustment Date.

4.Incorporation of Terms. This Site Lease is entered into under pursuant to a Master Lease Agreement, and the terms of the Master Lease Agreement are incorporated into this Site Lease by reference, provided, however, that if any of the terms of this Site Lease shall be found to conflict with the Master Lease, the terms of this Site Lease shall control.

5.Definitions. Capitalized terms used herein and not defined shall have the same meanings assigned to such terms in the Master Lease Agreement.

6.Condition Precedent. This Site Lease and the obligations of the Lessee hereunder are expressly conditioned upon the termination of any and all prior leases to which the Leased Property is subject. Lessor agrees to take any and all actions reasonably necessary to terminate the prior leases, and provide documentation of the termination of prior leases (including an executed termination in the form attached as Exhibit B to the Master Lease), as reasonably satisfactory to the Lessor.

[Remainder of Page Left Blank Intentionally]

27

SIGNATURE PAGE
SITE LEASE FOR [PROPERTY]

IN WITNESS WHEREOF, the undersigned have each caused this Site Lease to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.

BASIC HEALTH CARE NETWORKS OF TEXAS, L.P.
A Texas limited partnership

By: Basic Health Networks of Texas I, LLC, a limited liability company, General Partner

____________________________________
Robert Goldsamt
Chief Executive Officer

BEW FINANCING, L.P.
a Texas limited partnership

By: Wardlay Farms and Ranches, Inc., a Texas corporation, general partner

By: /s/ Bruce Wardlay
  Bruce E. Wardlay, President

28

EXHIBITS A-8-A-11

SITE LEASE
[ADDRESS OF PROPERTY]

THIS SITE LEASE (as from time to time amended or supplemented, this “Lease”), dated as of __________, 2006, is among BEW FINANCING, LP., a Texas limited partnership (together with its successors and assigns hereunder, the “Lessor”), as Lessor, and BASIC HEALTH CARE NETWORKS OF TEXAS, L.P., a Texas limited partnership (“Company” or the “Lessee”).

RECITALS

A.  Lessee has entered into a Master Transaction dated as of December __, 2005 (as amended, supplemented or otherwise modified from time to time, the “Master Transaction Agreement”) with 303 MEDICAL CLINIC, P.A., a Texas professional association, BRUCE WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association (collectively, the “Clinics”) and Bruce E. Wardlay, D.O. (“Physician”);

B.  In addition, Physician is entering into asset purchase agreements with FT.WORTH REHABILITATION, INC. d/b/a North Texas Rehab Center, 520 W. Seminary Drive, Fort Worth, Texas 76115, and REHABILITATION PHYSICIANS NETWORK, INC., a Texas corporation d/b/a North Texas Rehab Center, 5101 Ross Avenue, Dallas, Texas 75206 (the “Work Hardening Purchase Agreements”), pursuant to which Physician shall acquire certain assets including good will and receivables, of certain medical clinics (the “Work Hardening Centers”) operated by these entities, which assets shall in turn be assigned to the Company. The Work Hardening Centers and the clinics a party to the Master Transaction Agreement are referred to collectively in this Master Lease Agreement as the “Clinics”).

C. Lessor and Lessee have entered into a Master Lease Agreement (herein so called) governing the lease of the Sites (hereinafter defined), including the property covered by this Site Lease.

D.  The Master Transaction Agreement, together with each of the exhibits attached thereto, the Asset Purchase Agreement and each of the other Asset Purchase Agreements of like tenor (and documents to be executed in connection therewith) and the Master Lease Agreement, are hereinafter collectively referred to as the “Transaction Documents.”

29

E. Lessor, as tenant, and ____________________, as landlord executed that certain lease agreement (the “Base Lease”) dated ________________________, covering the premises located at ________________________ (the “Premises”).

F.  Lessor desires to sublease to Lessee, and Lessee desires to sublease from Lessor, the Premises, together with the Equipment, Furnishings and Fixtures located on the Premises, pursuant to the terms of the Master Lease Agreement dated an even date herewith, under which the parties are entering into a series of Site Leases, including this Site Lease.

IN WITNESS WHEREOF, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.  Acceptance and Lease of Property. On the Closing Date under the Master Transaction Agreement, subject to the terms and conditions provided therein, Lessor hereby agrees to sublease to Lessee the property described as:

[Address of Property]

including the Equipment and Furnishings (as such terms are defined in the Master Lease) at such location (the “Leased Property”).

2.  Lease Term. The initial term (“Initial Term”) of this Lease shall be three (3) years commencing on the Closing Date. Lessee shall have the option to renew this Lease for an unlimited number of successive terms of three years each (each, a “Renewal Term”) (subject to the terms hereof and Article XIV of the Master Lease), as follows: (a) each of the renewal terms shall commence on the day following the expiration of the preceding term; (b) the option shall automatically be exercised and the lease thereby renewed, unless written notice is delivered to the Lessor by the Lessee not less than sixty (60) days prior to the last day of the expiring term; and (c) the terms and conditions for each renewal term shall be identical with the initial term; provided, however, that the term of this Lease shall in no event extend beyond the term of the Base Lease.

3. Rental Rate. During the Initial Term of this Lease, Lessee agrees to pay to Lessor as Initial Term Basic Rent the sum of _________________ ($________) per month and Supplemental Rent of ____________ per month, subject to adjustment as provided herein. During each Renewal Term of this Lease, Lessee agrees to pay to Lessor as Renewal Term Basic Rent the sum of _________________ ($________) per month and Supplemental Rent of ____________ per month, subject to adjustment as provided herein. Notwithstanding anything herein to the contrary, the Initial Term Basic Rent shall be subject to adjustment as provided in Section 3.1 of the Master Lease Agreement.

Beginning one year from the Commencement Date, the Basic Rent will be adjusted on each anniversary of the commencement of the Initial Term or the first Renewal Term, as applicable, of this Site Lease (the “Adjustment Date”) to reflect increases in the Consumer Price Index for “All Urban Consumers, U.S. City Average, All Items,” issued by the Bureau of Labor Statistics of the United States Department of Labor.

30

a.
The adjustments in the Basic Rent will be determined by multiplying the applicable Basic Rent specified in the lease by a fraction, the numerator of which is the index number for the last month before the adjustment and the denominator of which is the index number for the first month of the first year of the Term. If the product is greater than the Initial Term Basic Rent, Lessee will pay this greater amount as Basic Rent until the next rental adjustment. Basic Rent will never be less than the Initial Term Basic Rent.

b.	Lessor will notify Lessee of each adjustment to Basic Rent no later than sixty days after the Adjustment Date.

4.Incorporation of Terms. This Site Lease is entered into under pursuant to a Master Lease Agreement, and the terms of the Master Lease Agreement are incorporated into this Site Lease by reference, provided, however, that if any of the terms of this Site Lease shall be found to conflict with the Master Lease Agreement, the terms of this Site Lease shall control.

5.Definitions. Capitalized terms used herein and not defined shall have the same meanings assigned to such terms in the Master Lease Agreement.

6.Condition Precedent. This Site Lease and the obligations of the Lessee hereunder are expressly conditioned upon the termination of any and all prior leases to which the Leased Property is subject. Lessor agrees to take any and all actions reasonably necessary to terminate the prior leases, and provide documentation of the termination of prior leases (including an executed termination in the form attached as Exhibit B to the Master Lease Agreement), as reasonably satisfactory to the Lessor.

7. Lessee’s Obligations and Acknowledgements. In addition to Lessee’s obligations under the Master Lease Agreement, Lessee is obligated and hereby acknowledges the following:

(a)	Lessee shall comply with tenant’s obligations under the Base Lease;

(b)	This sublease is subordinate to the Base Lease, a copy of which Sublessee acknowledges as received;

(c)	Lessor has all the rights of Landlord under the Base Lease as to Lessee.

(d)	A default under the Base Lease shall constitute a default hereunder and under the Master Lease Agreement.

[Remainder of Page Left Blank Intentionally]

31

SIGNATURE PAGE
SITE LEASE FOR [PROPERTY]

IN WITNESS WHEREOF, the undersigned have each caused this Site Lease to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.

BASIC HEALTH CARE NETWORKS OF TEXAS, L.P.
A Texas limited partnership

By: Basic Health Care Networks of Texas I, LLC, a Delaware limited liability company, General Partner

____________________________________
Robert Goldsamt
Chief Executive Officer

BEW FINANCING, L.P.
a Texas limited partnership

By: Wardlay Farms and Ranches, Inc., a Texas corporation, general partner

By: /s/ Bruce Wardlay
  Bruce E. Wardlay, President

32

EXHIBIT B

CONTINGENT TERMINATION OF PRIOR LEASES

Reference is made to the lease agreements (“Prior Leases”) between BEW Financing, Inc., now known as BEW Financing, LP (“Landlord”) and 303 MEDICAL CLINIC, P.A., a Texas professional association, BRUCE WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association (collectively, the “Clinics”). The Landlord and each of the Clinics hereby agree that the Prior Leases shall terminate, upon the closing and funding (the “Closing”) of the transactions contemplated in that certain Master Transaction Agreement dated December 12, 2005 by and among Basic Health Care Networks of Texas, L.P., the Clinics, and Bruce E. Wardlay, D.O. This Agreement is deemed executed and delivered to the respective parties as of the Closing Date. In the event the transactions contemplated in the Master Transaction Agreement fail to close, this Termination Agreement shall be null and void and of no further force or effect.

LANDLORD:

BEW FINANCING, L.P.,
a Texas limited partnership

By: Wardlay Farms and Ranches, Inc., a Texas corporation, general partner

By: /s/ Bruce Wardlay
  Bruce E. Wardlay, President

CLINICS:

303 MEDICAL CLINIC, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

33

BRUCE WARDLE’, D.O., P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

IBERIA MEDICAL CLINIC, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

KINGSLEY MEDICAL CLINIC, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

LAKE JUNE MEDICAL CENTER, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

NORTHSIDE MEDICAL CLINIC, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

34

O’CONNOR MEDICAL CENTER, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

RED BIRD URGENT CARE CLINIC, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

35

EXHIBIT G

FORM OF PROMISSORY NOTE

$500,000	___________, 2006
Basic Health Care Networks of Texas, L.P. (the “Maker”), for value received, hereby promises to pay to the order of Bruce Wardlay (the “Payee”), at 17853 Country Road, 105A, Grandview, TX 76050, the principal sum of Five Hundred Thousand Dollars ($500,000) Dollars.

This Note has been issued pursuant to a Master Transaction Agreement (the “Master Transaction Agreement”) dated December __, 2005 by and among Maker on the one hand and 303 MEDICAL CLINIC, P.A., a Texas professional association, BRUCE WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association, and Bruce E. Wardlay, D.O.

All unpaid accrued interest and principal under this Note shall be due and payable twelve (12) months following the issuance hereof on the Closing Date (as defined in the Master Transaction Agreement). This Note shall bear simple interest from the date hereof, at a rate equal to six percent (6%) per annum.

All payments shall be made in lawful money of the United States of America. This Note may be prepaid in full at any time, or in part from time to time, without penalty or premium, but with interest accrued on all outstanding principal to the date of such payment. All payments on this Note shall be applied first to accrued but unpaid interest and then to the outstanding principal balance hereof.

If any installment of this Note becomes due and payable on a Saturday, Sunday, or public or other banking holiday under the laws of the State of Texas, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

Except as otherwise provided herein, the Maker waives presentment, demand, demand for payment, protest, notice of dishonor or notice of any kind in connection with this Note.

The occurrence of any one or more of the following shall constitute an event of default under this Note (“Event of Default”):

1

1. The Maker shall fail to make any payment hereunder or under any other Note payable by the Maker under the Agreement when due and such failure shall continue for a period of twenty (20) days following its due date.

2. A default or event of default shall occur, which is not cured within any applicable grace or cure period provided therein.

3. The Maker shall cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of Title 11 of the United States Code (the “Bankruptcy Code”), be adjudicated an insolvent, file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, rule or regulation or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver or liquidator of it or of all or any part of its assets or properties, or take any action looking to its dissolution or liquidation; or

4. An order for relief against the Maker shall have been entered under any chapter of the Bankruptcy Code or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against the Maker under any present or future statute, law, rule or regulation, or any trustee, receiver or liquidator of the Maker or of all or any part of its assets and properties shall be appointed; or if there is commenced against the Maker any proceeding seeking any such relief or the appointment of any such trustee, receiver or liquidator which remains undismissed for a period of sixty (60) days.

Upon the occurrence of an Event of Default, at the option of the Payee, this Note shall become immediately due and payable together with all accrued and unpaid interest hereunder up through the date of payment, upon the giving of notice by the Payee.

Except as otherwise provided herein, each party shall bear its own expenses attributable to the performance of, compliance with or enforcement of this Note, including but not limited to each parties fees and expenses of their respective counsel.

2

Notwithstanding anything to the contrary contained in this Note or in any other agreement entered into in connection with or securing the indebtedness evidenced by this Note, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the total amount of interest that would have been earned at the Maximum Rate. In the event the maturity of this Note is accelerated by the Payee as a result of a default under this Note or under any other document executed as security for or in connection with this Note, or by voluntary prepayment of this Note by Maker, or otherwise, then the total amount of earned interest may never exceed the total amount of interest that would have been earned at the Maximum Rate, computed from the dates each advance of the loan proceeds is made until payment. If from any circumstances the Payee shall ever receive interest, or any other charges constituting interest, or adjudicated as constituting interest, in excess of the total amount of interest that would have been earned at the Maximum Rate, the amount of such excess interest shall be applied to the reduction of the principal amount owing on this Note or on account of any other principal indebtedness of Maker to the Payee pursuant to any instrument securing this Note by express reference hereto, and not to the payment of interest; or if the amount of such excess interest exceeds that unpaid principal balance of this Note and such other indebtedness, the amount of such excess interest that exceeds the unpaid principal balance of this Note and such other indebtedness shall be refunded to Maker. All sums paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness of Maker to the Payee shall be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term of this Note. As used herein, the term "Maximum Rate" means the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws of the United States of America or the State of Texas that are presently in effect, or that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than that which is now allowed. To the extent that article 5069--1.04, Title 79, Texas Revised Civil Statutes, 1925, as amended (the "Act") is relevant to the determination of the Maximum Rate, the Payee hereby elects to determine such applicable legal rate under the Act pursuant to the "indicated rate ceiling" from time to time in effect, as referred to and defined in article 1.04(a)(1) of the Act; subject, however, to the limitations of such indicated rate ceiling referred to and defined in article 1.04(b)(2) of the Act, and further subject to any right the Payee may have in the future to change the method of determining the Maximum Rate.

No delay on the part of the Payee in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder shall be deemed to be made by the Payee unless the same shall be in writing, duly signed on behalf of the Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Payee or the obligations of the Maker to the Payee in any other respect at any other time. This Note may be modified or amended only in a writing duly executed by Payee and Maker.

This Note shall be binding upon the Maker and the Payee and their respective successors and permitted assigns.

This Note shall be governed and construed in accordance with the laws of the State of Texas without reference to the conflict of laws provisions thereof.

3

The courts of record of the State of Texas or of the United States District Courts within the State of Texas shall have exclusive jurisdiction with respect to any legal action or proceeding relating to or arising under this Note.

IN WITNESS WHEREOF, this Note has been executed and delivered by the undersigned on the date hereof.

BASIC HEALTH CARE NETWORKS OF TEXAS, L.P. a Texas limited partnership By: Basic Health Care Networks of Texas I, a Delaware limited liability company, General Partner
By: ________________________________ Robert Goldsamt, Chief Executive Officer

4

FIRST AMENDMENT TO THE

MASTER TRANSACTION AGREEMENT

  THIS FIRST AMENDMENT (“Amendment”), is made by and among BASIC HEALTH CARE NETWORKS OF TEXAS, L.P., a Texas limited partnership (the “Company”) on the one hand and 303 MEDICAL CLINIC, P.A. , a Texas professional association, BRUCE E. WARDLE’, D.O., P.A., a Texas professional association, IBERIA MEDICAL CLINIC, P.A., a Texas professional association, KINGSLEY MEDICAL CLINIC, P.A., a Texas professional association, LAKE JUNE MEDICAL CENTER, P.A., a Texas professional association, NORTHSIDE MEDICAL CLINIC, P.A., a Texas professional association, O’CONNOR MEDICAL CENTER, P.A., a Texas professional association, RED BIRD URGENT CARE CLINIC, P.A., a Texas professional association (collectively, the “Clinics”) and Bruce E. Wardlay, D.O. (“Physician”) is an amendment to that certain Master Transaction Agreement, dated December 12, 2005, by and among the Company, the Clinics and the Physician (the “Agreement”). The Company, the Clinics and the Physician may hereinafter be referred to individually as a "Party" and collectively as the "Parties." This Amendment is effective as of December 31, 2005.

1. The Parties mutually agree that Section 2.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“2.2 Closing. The Closing shall take place on or before (a) May 15, 2006, provided that the conditions in Article 7 are satisfied, or (b) on a date mutually agreed by the parties. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.” At the Closing, each of the Clinics and the Company shall execute and deliver an executed Asset Purchase Agreement in the form attached as Exhibit A hereto with respect to each such Clinic, including each of the closing deliverables set forth in such Asset Purchase Agreement.”

2. The Parties also mutually agree that Section 9.4 of the Agreement is hereby amended and restated to read in its entirety as follows:

“9.4 Termination Date. Unless terminated by mutual agreement of the parties prior to Closing, this Master Transaction Agreement shall terminate upon the first to occur of the following events: (a) at the discretion of the Physician if no registration statement shall have been filed by the Company with the SEC with respect to the initial public offering of the Company on or before March 15, 2006, (b) a date mutually agreed in writing by the Company and the Physician on which this Agreement shall terminate, (c) thirty (30) days after delivery of notice by a non-breaching party to the other party or parties of a material breach by such party or parties, provided that such material breach has not been cured (“Termination Date”). If Closing fails to occur as a result of the breach of this Master Transaction Agreement by the Company on the one hand, or any of the Physician Parties, on the other, this Master Transaction Agreement may be extended for a reasonable time to facilitate Closing at the election of the non-breaching party. In the event of termination of this Master Transaction Agreement pursuant to the provisions of this Section, a party that is not in material breach of this Master Transaction Agreement shall stand fully released and discharged with respect to any and all obligations under this agreement. In the event that the Conditions Precedent to Closing are not satisfied because of the breach of any representation, warranty or covenant of any party hereto, each party shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available hereunder or at law or in equity.”

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in the manner legally binding upon them as of the date first above written.

COMPANY:
BASIC HEALTH CARE NETWORKS
OF TEXAS, L.P.
a Texas limited partnership

By: Basic Health Care Networks of Texas I, LLC,
a Delaware limited liability company, General Partner

By: /s/ Robert Goldsamt
Robert S. Goldsamt
Chief Executive Officer

PHYSICIAN:

/s/ Bruce Wardlay
Dr. Bruce Wardlay, an individual

CLINICS:
303 MEDICAL CLINIC, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

BRUCE WARDLE’, D.O., P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

IBERIA MEDICAL CLINIC, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

KINGSLEY MEDICAL CLINIC, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

LAKE JUNE MEDICAL CENTER, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

NORTHSIDE MEDICAL CLINIC, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

O’CONNOR MEDICAL CENTER, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President

RED BIRD URGENT CARE CLINIC, P.A.

/s/ Bruce Wardlay
Dr. Bruce Wardlay
President